UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12
Halozyme Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials:
☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 25, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Halozyme Therapeutics, Inc., which will be held on May 5, 2022, at 8:00 a.m. Pacific Time. The meeting will be online only, so there is no physical meeting location.
The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.
It is important that you use this opportunity to take part in the affairs of Halozyme Therapeutics, Inc. by voting on the business to come before this meeting. Whether or not you plan to attend the Annual Meeting online, we hope you vote as soon as possible to assure your representation. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.
A copy of Halozyme’s Annual Report on Form 10-K accompanies these proxy materials for your information. At the Annual Meeting, we will review Halozyme’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.
Sincerely yours,
HELEN I. TORLEY, M.B. Ch.B., M.R.C.P.
President and Chief Executive Officer

HALOZYME THERAPEUTICS, INC.
11388 Sorrento Valley Road
San Diego, California 92121
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2022
TO THE STOCKHOLDERS OF HALOZYME THERAPEUTICS, INC.:
Notice is hereby given that the Annual Meeting of the Stockholders of Halozyme Therapeutics, Inc., a Delaware corporation, will be held on May 5, 2022, at 8:00 a.m. Pacific Time. The meeting will be online only, so there is no physical meeting location. The Annual Meeting is being held for the following purposes:
1.To elect three Class III directors to hold office for a three-year term and until their respective successors are elected and qualified;
2.To approve, by a non-binding advisory vote, the compensation of our Named Executive Officers;
3.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.To transact such other business as may properly come before the Annual Meeting.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/HALO2022 and entering the 16 digit control number included in your Notice of Internet Availability, on your proxy card, or voting instruction form, or in the instructions you received by email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. Only stockholders of record at the close of business on March 7, 2022 are entitled to notice of, and to vote at, this Annual Meeting and any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR each of the nominees to the Board of Directors named in the accompanying Proxy Statement and for the other proposals identified above.
By order of the Board of Directors,
Mark Snyder
Senior Vice President, General Counsel,
and Corporate Secretary
San Diego, California
March 25, 2022
Important Notice Regarding the Availability of Proxy Materials for
The Annual Meeting of Stockholder To Be Held on May 5, 2022
The Proxy Statement and the 2021 Annual Report to Stockholders and the means to vote by Internet are available at www.proxyvote.com.

IMPORTANT: You are cordially invited to attend the virtual meeting online. Whether or not you expect to attend the virtual meeting online, please vote as soon as possible by using the Internet or telephone or for those receiving paper copies of these proxy materials by completing, signing, dating and mailing your proxy card in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the virtual meeting online.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
The accompanying proxy is solicited on behalf of the Board of Directors of Halozyme Therapeutics, Inc., a Delaware corporation (“Halozyme” or the “Company”), for use at Halozyme’s Annual Meeting of Stockholders to be held online on May 5, 2022 at 8:00 a.m. Pacific Time and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about March 25, 2022.

ANNUAL MEETING AGENDA AND BOARD OF DIRECTOR VOTE RECOMMENDATIONS
Stockholders are being asked to vote on each of the following items at the Annual Meeting:
•The election of three Class III director nominees named in this Proxy Statement to the Board of Directors, each to serve a three-year term and until their respective successors are elected and qualified;
•The approval of a non-binding advisory resolution approving the compensation of our Named Executive Officers; and
•The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Board of Directors recommends that you vote FOR the nominees to the Board of Directors named in this Proxy Statement and FOR each of the other proposals described above.
SOLICITATION AND VOTING
Voting Securities. Only stockholders of record as of the close of business on March 7, 2022, the record date for the Annual Meeting, will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, we had 137,772,750 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. When a quorum is present at the meeting, all matters, including the election of directors, will be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2021 Annual Report to Stockholders and proxy card over the internet to most of our stockholders. This means that most of our stockholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents at no cost to you.
Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy provided by a stockholder of record, the shares will be voted for the nominees and in favor of each other proposal.
You may vote by attending the Annual Meeting online, by using the Internet or telephone to submit a proxy or by completing and returning a proxy by mail.
Voting by Internet. To vote by Internet, go to www.proxyvote.com. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time on May 4, 2022. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by Internet, do not return your proxy card or voting instruction card. If you hold your shares in “street name” as explained below, please refer to the voting instruction form or notice provided to you by your broker, bank or other holder of record for Internet voting instructions.
Voting by Telephone. To vote by telephone, call 1-800-690-6903 and follow the instructions. Telephone voting is available 24 hours a day, although your vote by telephone must be received by 11:59 p.m. Eastern Time on May 4, 2022. You will need the control number found on your voting instruction form, notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you hold your shares in “street name” as explained below, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Voting by Mail. By completing, signing and returning the proxy card in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please complete, sign and return all proxy cards to ensure that all your shares are voted.
Voting Online During Annual Meeting. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 7, 2022, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HALO2022, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The meeting’s virtual attendance format will provide you the ability to participate and ask questions in writing during the meeting. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If your shares are registered directly in your name with our transfer agent, EQ by Equiniti, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Beneficial owners whose stock is held in the name of a bank, broker or other nominee generally will receive instructions for voting from their banks, brokers or other nominees, rather than directly from us. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the Annual Meeting.
Revocability of Proxies. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by delivering to the Secretary of Halozyme a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting online and voting in person.
Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but is prohibited from voting on a particular matter because the broker has not received voting instructions from the beneficial owner and therefore does not have discretion to vote the beneficial owner’s shares with respect to that matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of our independent registered public accounting firm. Non-routine matters include the election of directors and the advisory vote on executive compensation.
Solicitation of Proxies. We will bear the entire cost of soliciting proxies for the upcoming meeting. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified Board of Directors that currently consists of three Class I directors, two Class II directors and three Class III directors. Our directors are elected for a term of three years, with one class of directors up for election every year. At the 2022 Annual Meeting of Stockholders, we will be electing three Class III directors, while the Class I directors will be elected at the 2023 Annual Meeting of Stockholders and the Class II directors will be elected at the 2024 Annual Meeting of Stockholders.
The Class III nominees recommended by the Board of Directors for election at the 2022 Annual Meeting are: Jeffrey W. Henderson, Connie L. Matsui and Helen I. Torley. Mr. Henderson, Ms. Matsui and Dr. Torley are current members of our Board of Directors and, if elected, they will serve as directors until our Annual Meeting in 2025 or until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.
Majority Voting Standard
Our Bylaws provide that in any election of one or more directors at a meeting at which a quorum is present, other than in a contested election, each director shall be elected by the vote of a majority of the votes cast by the stockholders with respect to the director. If a director does not receive in an election, other than a contested election, a majority of the votes, the director must tender his or her resignation to the Board of Directors. Within 90 days after the date of the certification of the election results, the Nominating and Corporate Governance Committee of the Board of Directors (or other committee that may be designated by the Board of Directors) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will promptly act on such committee’s recommendation and publicly disclose within four business days on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) its decision and the rationale behind such decision.
Vote Required
If a quorum is present at the meeting, election of each of the three nominees for Class III directors requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and voting on the matter. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote “FOR” each of the nominees named above.

Board Candidate Expertise Selection Criteria
The Nominating and Corporate Governance Committee, with input from the Board of Directors, has determined that the following areas of expertise are of particular importance in providing appropriate oversight of the Company’s business and operations. Accordingly, the Nominating and Corporate Governance Committee seeks candidates for the board of directors from diverse professional backgrounds in order to ensure that the board of directors is comprised of individuals possessing extensive expertise in one or more of the following areas:

Skill	Rationale
Medicine and Science	As a Company directly and indirectly involved in the development, approval and commercialization of drugs, expertise in medicine and science is a key to the ongoing assessment of potential new technologies we may acquire.
Pharma Business Leadership and Operations	Experience in, and knowledge of, the pharmaceutical business contributes to deep understanding of business strategy, operations, key performance indicators and the competitive environment.
Complimentary Business/Industry Segment Experience	Diverse experience gained from adjacent and complimentary industries contributes to identification and evaluation of new opportunities and ideas.
International Business	International Business experience adds to our understanding of diverse business environments, economic conditions and cultural perspectives that informs our global business initiatives and strategy.
Human Capital Management	Execution of our strategy requires the development and retention of highly skilled and diverse set of leaders and team members.
Finance and Capital Markets	Experience overseeing financial transactions provides knowledge and skills necessary to evaluate and oversee the Company’s design and implementation of financial and capital allocation strategies.
M&A	Experience in the identification, negotiation and execution of M&A transactions provides knowledge to oversee the Company’s potential M&A activities.
Risk Management	Experience in risk management contributes to the identification, prioritization, assessment and mitigation of significant risk facing the company.

Based on its review of each director’s professional experience and background, the Nominating and Corporate Governance Committee has determined that our current board members possess expertise in the following areas noted below:

Director	Medicine and Science	Pharma Business Leadership and Operations	Complimentary Business/Industry Segment Experience	International Business	Human Capital Management	Finance and Capital Markets	M&A	Risk Management
Jean-Pierre Bizzari, M.D.	X	X		X
Bernadette Connaughton		X		X	X
James M. Daly		X		X
Jeffrey W. Henderson		X	X	X	X	X	X	X
Connie L. Matsui		X		X	X		X
Matthew L. Posard	X		X	X	X		X
Moni Miyashita			X	X			X	X
Helen I. Torley, M.B. Ch.B., M.R.C.P.	X	X			X	X		X

Board Diversity
Based upon responses received from each of our directors with respect to diversity, the Company’s Board of Directors is currently comprised of individuals from the following diverse backgrounds:

Board Diversity Matrix (As of March 25, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	2	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Directors Nominated for Election at the 2022 Annual Meeting

Jeffrey W. Henderson (age 57)
Director Since: 2015

Board Committees: Audit Committee (Chair), Compensation Committee

Key Skills: Pharma Business Leadership and Operations, Complimentary Business/Industry Segment Experience, International Business, Human Capital Management, Finance and Capital Markets, M&A, Risk Management

Other Current Public Boards:
Becton Dickinson and Company, a medical technology company
Fibrogen, Inc., a biotechnology company
Qualcomm, Inc., a wireless communications and semiconductor company

Mr. Henderson brings nearly 30 years of financial, commercial and pharmaceutical industry expertise to the Board of Directors. He has served as President of JWH Consulting LLC, an investment and business advisory firm, since January 2018. From 2015 to 2019, he served as a Healthcare Advisory Director to Berkshire Partners LLC. Mr. Henderson previously served as the Chief Financial Officer of Cardinal Health, Inc., a multinational health care services company, from May 2005 to November 2014, and in an executive capacity until his retirement from Cardinal in August 2015. From 1998 to 2005, Mr. Henderson held various senior management positions at Eli Lilly and Company, a multinational pharmaceutical company, including President and General Manager, Eli Lilly Canada, Inc. and Controller and Treasurer of Eli Lilly, Inc. He received his BS in electrical engineering from Kettering University, Flint, Mich., and his MBA from Harvard Graduate School of Business Administration.

Key Skills and Experience:

Pharma Business Leadership and Operations and International Business
Mr. Henderson gained deep experience in a broad range of business and operational topics during his nearly 10-year tenure as Chief Financial Officer for Cardinal Health, a $100 billion health care products and services company. During a portion of this tenure he was also responsible for commercial operations in China and Canada. These experiences built on prior expertise, specifically gained in pharmaceuticals, when he served as general manager of Eli Lilly Canada and Controller/Treasurer of Eli Lilly Inc.

Complimentary Business/Industry Segment Experience
As a member of the board of directors of Becton Dickinson, a leading global medical technology company, and during his time as an executive at Cardinal Health, Mr. Henderson has gained a deep exposure to, and experience in, key aspects of the medical device business and market.

Finance and Capital Markets and M&A
In his almost 15 years experience as Chief Financial Officer at Cardinal Health and Controller/Treasurer at Eli Lilly, Mr. Henderson gained extensive experience in finance and capital markets. During his tenure at Cardinal Health, the company acquired more than 30 companies, spun-off or sold multi-billion-dollar businesses and expanded into new geographic locations and market segments. During his time with the PE firm of Berkshire Partners, he was involved in the identification, evaluation and execution of multiple acquisition opportunities in the healthcare sector.

Risk Management
In his positions as a Chief Financial Officer for Cardinal Health and Controller/Treasurer at Eli Lilly, Mr. Henderson played a key role in risk identification and risk mitigation. Further, Mr. Henderson has been operationally accountable for commercial operations in both China (Cardinal Health) and Canada (Eli Lilly and Cardinal Health). These unique experiences in both staff and line roles enable a broad perspective on identifying potential risks and risk management.

Human Capital Management
Mr. Henderson has substantial experience leading organizations with multi-thousands of employees, including related aspects of organizational and compensation/incentive design.

Board Service Selection Criteria: As further described in Mr. Henderson’s biography, the Nominating and Corporate Governance Committee believes Mr. Henderson has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) pharma business leadership and operations, (ii) complimentary business and industry segment experience, (iii) international business, (iv) human capital management, (v) finance and capital markets, (vi) M&A and (vii) risk management. Mr. Henderson’s extensive experience serving in executive leadership positions, including as Chief Financial Officer with large publicly-traded healthcare and pharmaceutical corporations, combined with his business acumen and judgment, including his qualifications as an audit committee financial expert, provide our Board with valuable financial, strategic and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Mr. Henderson should serve as one of our directors.

Connie L. Matsui (age 68)
Director Since: 2006

Chair of the Board

Key Skills: Pharma Business Leadership and Operations, International Business, Human Capital Management, Risk Management, M&A

Other Current Public Boards:
Artelo Biosciences, Inc. a biopharmaceutical company
Sutro Biopharma, Inc., a biopharmaceutical company

Ms. Matsui brings 30 years of pharmaceutical and biotech industry expertise to the Board of Directors. She retired from Biogen Idec Inc., a biotechnology company, in January 2009 as the Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the many major roles she played after joining IDEC Pharmaceuticals in November 1992 was Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. She received her BA and MBA from Stanford University.

Key Skills and Experience:

Pharma Business Leadership and Operations
Ms. Matsui gained deep experience in a broad range of business and operational topics during her tenure at IDEC Pharmaceuticals and then Biogen Idec, overseeing human resources, alliance management, investor relations, corporate communications, project management and strategic planning. In addition, she served as Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan®, MabThera®) in partnership with Roche and Genentech, a position requiring strong alliance management and business expertise. She also served as project team leader for the late stage development and commercialization of Zevalin, the first FDA-approved radioimmunoconguate for the treatment of cancer.

International Business
In her Collaboration Chair position for rituximab, Ms. Matsui served as the IDEC member of the collaboration oversight team with counterparts from Roche, Genentech and Zenyaku Kogyo, responsible for progress on all aspects of late stage development, manufacturing, regulatory approval and global commercialization. In addition, as IDEC’s Project Leader for Zevalin, she worked with leadership at global partner Schering AG based in Germany and radioisotope supplier Nordion, which had nuclear facilities in Canada and Belgium. At Biogen Idec, she was directly responsible for staff teams based in the U.S. and Europe.

Human Capital Management
Ms. Matsui also led Human Resources at IDEC Pharmaceuticals and Biogen Idec, where key experiences included the growth of IDEC from a 100-employee R&D entity to a 1,000-employee fully integrated biotech company and, ultimately, to 4,000 employees worldwide following the merger of equals between IDEC and Biogen. Prior to this position, Ms. Matsui also held various operating positions, including a senior Human Resources position in the banking industry, where experiences were gained in the area of human capital management and integration of merged and acquired entities.

M&A
As Co-Integration lead for the Biogen IDEC merger of equals, Ms. Matsui was engaged in assessing merger feasibility and strategic acceleration potential and had a leading role in communication and implementation of merger plans. This experience included the divestiture of IDEC’s large scale manufacturing plant and successful integration by Genentech and, later on, assimilation of a small-molecule company in San Diego. Ms. Matsui has also guided multiple nonprofit mergers to optimization and facilitated the rapid assimilation of acquired banks and savings & loans while at Wells Fargo.

Risk Management
In her more than 30 years in the biotech industry, initially as an executive officer and then while serving on the board of directors for biotechnology and pharmaceutical companies, Ms. Matsui has provided guidance to companies in a highly regulated industry in managing and mitigating risks in the following areas: corporate restructuring, financing transactions, data communication, employee retention and ESG.

Board Service Selection Criteria: As further described in Ms. Matsui’s biography, the Nominating and Corporate Governance Committee believes Ms. Matsui has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) pharma business leadership and operations, (ii) international business, (iii) human capital management, (iv) risk management and (v) M&A. Ms. Matsui's operational experience, including her extensive knowledge of the biotechnology industry, her service in other public company management teams and her prior business experience, combined with her business acumen and judgment, provide our Board with valuable management and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Ms. Matsui should serve as one of our directors.

Helen I. Torley, M.B. Ch.B., M.R.C.P. (age 59)
Director Since: 2014

President and Chief Executive Officer

Key Skills: Medicine and Science, Pharma Business Leadership and Operations, Human Capital Management, Finance and Capital Markets, Risk Management

Other Current Public Boards:
Quest Diagnostics Incorporated, a diagnostic information services company

Dr Torley brings over 30 years of drug development, drug commercialization and general management expertise in pharmaceutical and biotechnology to the Board of Directors. She has served as CEO of Halozyme since 2014, successfully leading the company through a critical strategic transition in 2019. Dr Torley previously served as Chief Commercial Officer at Onyx Pharmaceuticals from 2011-2013, leading the successful US launch for Kyprolis ® (Carfilzomib), until the acquisition of Onyx by Amgen in 2013. From 2002-2011 Dr Torley held several senior commercial positions at Amgen including Vice President and General Manager US Bone Health and Vice President and General Manager US Nephrology. In these positions she led the successful launches of Prolia® (denosumab) and Sensipar® (cinacalcet) and significantly grew Epogen® (Epoetin alfa) and Aranesp® (darbepoetin alfa) revenue. From 1997-2002 she held a range of senior sales and marketing leadership positions at Bristol Myers Squib. She began her industry career at Sandoz, which merged with Ciba-Geigy to become Novartis in 1996, where she held a range of positions of increasing responsibility in Clinical Development, culminating in the position of

Vice President of Medical Affairs, responsible for overseeing the design and conduct of a broad portfolio of clinical studies across nephrology, rheumatology, oncology and CNS indications. She received her M.B.Ch.B. degree (US equivalent to MD) from the University of Glasgow, Scotland and her M.R.C.P from the Royal College of Physicians, Glasgow, Scotland.

Key Skills and Experience:

Medicine and Science
Dr. Torley is a trained physician who while in clinical practice specialized in Internal Medicine and Rheumatology. She served in leadership positions at Sandoz/Novartis from1990 to 1997, most recently as Vice President, Medical Affairs where she oversaw the design and conduct of Phase 1 through 4 clinical studies across multiple disease areas. While at Sandoz/Novartis she led clinical development programs for new products being evaluated in organ transplantation and rheumatoid arthritis and wrote and submitted New Drug Application filings. She has led and played key strategic positions in multiple successful FDA Advisory Committee meetings including for Neoral® (cyclosporin) in Rheumatoid Arthritis, Neoral (cyclosporin) in Organ Transplantation, Epogen® (Epoetin alfa) in anemia in chronic renal failure and HyQvia (immune Globulin infusion 10% with Recombinant Human Hyaluronidase) in Primary Immune Deficiency.

Pharma Business Leadership and Operations
Dr. Torley gained deep experience in a broad range of business and operational topics in her commercial positions. In particular, as General Manager of Bone Health and Nephrology at Amgen and as Chief Commercial Officer at Onyx, she was responsible for hiring and leading sales and marketing organizations, including hiring and training a more than 650-person team for a new drug launch, working on policy topics related to her products and leading three successful new product launches.

Human Capital Management
Dr. Torley has substantial experience leading large organizations, ranging from 120 to approximately 700 people. Her human capital management experiences include hiring and successfully onboarding large new sales teams into an established culture and effective reorganizations as dictated by changes in strategy. She has a strong focus on and understanding of the important role organizational culture, diverse teams, talent development and accountability play in driving results and success.

Finance and Capital Markets
As CEO of Halozyme, Dr. Torley has gained experience in Finance and Capital Markets including direct experience with raising $1 billion through follow-on offerings and through two convertible debt offerings, and executing two share repurchase programs resulting in over $600 million in capital returned to stockholders to date.

Risk Management
In her position as CEO of Halozyme, Dr. Torley plays a key role in risk identification and mitigation. In addition, in her previous positions with other organizations as Chief Commercial Officer and General Manager in which she was accountable for commercial launches, a key accountability was risk identification and mitigation. This wide range of experiences enable a broad perspective on identifying potential risks and executing appropriate mitigations strategies.

Board Service Selection Criteria: As further described in her biography, the Nominating and Corporate Governance Committee believes Dr. Torley has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) medicine and science, (ii) pharma business leadership and operations, (iii) human capital management, (iv) finance and capital markets and (v) risk management. Dr. Torley's extensive commercial and operational experience, including successful launches of products, and her deep knowledge of the biotechnology industry and the competitive environment, her service as our Chief Executive Officer, combined with her business acumen and judgment, provide our Board with valuable commercial and operational expertise and leadership skills, leading the Nominating and Corporate Governance Committee to determine that Dr. Torley should serve as one of our directors.

Directors Continuing in Office Until the 2023 Annual Meeting

Bernadette Connaughton (age 63)
Director Since: 2018

Board Committees: Compensation Committee (Chair)

Key Skills: Pharma Business Leadership and Operations, International Business, Human Capital Management

Other Current Company Public Boards:
Editas Medicine, Inc., a clinical stage biotechnology company
Syneos Health Inc., a biopharmaceutical services company
Zealand Pharma A/S, a biotechnology company

Ms. Connaughton brings more than 30 years of global strategic, commercial and biopharmaceutical industry expertise to the Board of Directors. Ms. Connaughton retired from Bristol-Myers Squibb Pharmaceutical Company, a multinational pharmaceutical company, where she served in senior management positions from 2004 to October 2017. She most recently served as Bristol-Myers Squibb’s President, Intercontinental Region. Ms. Connaughton was recently a member of the board of directors of Visterra, Inc., a private clinical stage biotechnology company, acquired by Otsuka. She also previously served on the European Federation of Pharmaceutical Industry Association, Patient Access and European Markets Committees. Ms. Connaughton received her BA from Johns Hopkins University and her MBA from The Wharton School, University of Pennsylvania.

Key Skills and Experience:

Pharma Business Leadership and Operations
Ms. Connaughton’s extensive experience in business and operations was developed during her 30-year career at Bristol-Myers Squibb where she built a consistent track record of achieving sales growth, improving profitability and transforming operational models in U.S. and international markets. She built expertise and demonstrated success across a wide range of therapeutic areas, including cardiovascular, metabolic diseases, virology and oncology.

International Business
Through her positions leading large global business regions for Bristol Myers Squibb, Ms. Connaughton brings deep experience in international markets. Specific achievements include developing and leading execution of the multi-year strategy for the successful commercialization of Opdivo®, Yervoy®, Sprycel®, Daklinza® and Orencia®. She most recently served as President Intercontinental Region, which included China, Latin America, Central and Eastern Europe and Middle East. Other positions included President, European Markets, Canada and Australia; President, Intercontinental Region; and President, Japan, Pacific Rim, Australia and Canada.

Human Capital Management
In each of her senior management positions, Ms. Connaughton led diverse, cross-functional teams, building the capabilities to successfully develop and commercialize pharmaceutical products. She has broad experience selecting and developing talent and building high performance teams with the skills, motivation and culture to achieve sustainable results.

Board Service Selection Criteria: As further described in Ms. Connaughton’s biography, the Nominating and Corporate Governance Committee believes Ms. Connaughton has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) pharma business leadership and operations, (ii) international business and (iii) human capital management. Ms. Connaughton’s extensive operations and commercialization experience in the pharmaceutical industry including the development of successful commercialization strategies for a number of oncology products and her consistent track record of achieving sales growth provides valuable experience and perspective to our Board, leading the Nominating and Corporate Governance Committee to determine that Ms. Connaughton should serve as one of our directors.

Matthew L. Posard (age 54)
Director Since: 2013

Board Committees: Nominating and Corporate Governance Committee (Chair), Audit Committee

Key Skills: Medicine and Science, Complimentary Business/Industry Segment Expertise, International Business, Human Capital Management, M&A

Other Current Public Boards:
DermTech, Inc. (Chairman), a precision dermatology company
Nautilus Biotechnology, Inc., (Chairman) a development stage life sciences company
Talis Biomedical, a developer of diagnostic tests for infectious diseases

Mr. Posard brings over 30 years of general management and commercialization experience in the biotechnology and diagnostics industry to the Board of Directors. He is Founding Principal of Explore DNA, a life sciences executive consulting firm, a position he has held since March 2016. Since 2017, he has provided advisory services to CEOs for several emerging life sciences companies. From February 2017 to April 2018, Mr. Posard served as President and Chief Commercial Officer of GenePeeks, Inc., a genetic research company. From March 2015 to April 2016, he served as Chief Commercial Officer of Trovagene, Inc., a molecular diagnostic biotechnology company. From February 2006 to February 2015, he held various commercial and general management positions at Illumina, Inc., a genomics company focusing on DNA sequencing, including senior executive positions overseeing Global Sales, Marketing, and General Manager of Clinical and Consumer Genomics as well as New and Emerging Markets. Mr. Posard holds a BA degree in Management Science from the University of San Diego.

Key Skills and Experience:

Medicine and Science
Mr. Posard has deep expertise introducing novel and transformative products to medical and research markets while scaling organizations efficiently. He is a Founding Principal of Explore DNA and provides advisory services to executive officers of several emerging life sciences companies.

Complementary Business/Industry Segment Expertise
Mr. Posard adds to his biotech expertise with deep knowledge in the diagnostics area, having served in senior positions at Illumina, Biosite, Inc. and Gen-Probe, Inc. At Illumina he was part of the executive management team that led the company to its first $1 billion in revenue. At Biosite he was instrumental in the successful introduction of the company’s BNP congestive heart failure biomarker and its BNP co-marketing collaboration with Beckman Coulter. At Gen-Probe, Mr. Posard helped the company attain leading market positions in DNA probe-based infectious disease diagnostics and blood banking.

International Business
Mr. Posard has extensive international business experience, having served as the Vice President of Global Sales for Illumina where he led an international commercial sales team. He also served as Senior Vice President and General Manager of Illumina’s Translational and Consumer Genomics and New and Emerging Markets business units and was responsible for over $100 million of sales growth in his first year in this position. This experience provided substantial exposure to commercial markets around the world.

Human Capital Management
In his senior commercial marketing positions with various companies, Mr. Posard has managed and led a number of large and diverse marketing teams. A seasoned executive in the genomics and life science space, Mr. Posard has extensive background in effectively scaling organizations.

M&A
Mr. Posard has served on the board of directors and in senior leadership positions at a variety of startup and emerging companies and has extensive experience in the area of mergers and acquisitions in the biotech and diagnostics space. In his position as advisor to senior executives of life science companies, he has provided guidance and effective consultation in the execution of strategic acquisitions.

Board Service Selection Criteria: As further described in his biography, the Nominating and Corporate Governance Committee believes Mr. Posard has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) medicine and science, (ii) complimentary business and industry segment expertise, (iii) international business, (iv) human capital management and (v) M&A. Mr. Posard's general management, sales and marketing experience including the successful launch of products and management of sales operations provides valuable experience and perspective to our Board, leading the Nominating and Corporate Governance Committee to determine that Mr. Posard should serve as one of our directors.

Moni Miyashita (age 66)
Director Since: 2022

Key Skills: Complimentary Business/Industry Segment Expertise, International Business, M&A, Risk Management

Ms. Miyashita brings over 25 years of global experience leading business transformations and building new businesses through strategy, new business models, and mergers & acquisitions. Since May 2019, she has served as the Chief Strategy Officer of Valo Health, LLC, a technology company built to transform the drug discovery and development process using human-centric data and artificial intelligence computation. Prior to Valo Health, from August 2015 to May 2019, she was a Partner at Innosight Consulting, where she provided growth strategy consulting services for businesses in the biotech, healthcare and technology industries. From 2011 to 2015, she was a Senior Advisor at McKinsey where she advised senior executive leadership teams on executing strategic M&A. Prior to McKinsey, she served as Vice President, Corporate Development at IBM Corporation, an information technology company, from 1998 to 2011. She received her BS degree in marketing from the University of Colorado and her MBA from the University of Denver.

Key Skills and Experience:

Complementary Business/Industry Segment Expertise
In 2019, Ms. Miyashita joined Valo Health as Chief Strategy Officer where she develops and drives complex business models, building a disruptive technology platform, and applying it to drug discovery, clinical development, and strategic partnerships across a regulated pharmaceutical ecosystem. While serving as Partner at Innosight Consulting, she advised and supported

CEOs and their executive leadership teams on disruptive growth strategies in the biotech and healthcare industries. While serving as Senior Advisor at McKinsey, Ms. Miyashita provided global advisory services on M&A to executive and senior leadership teams across the pharmaceutical, biotech, and healthcare industries.

International Business and M&A
During her tenure as Vice President at IBM, Ms. Miyashita was a key architect in developing and executing M&A globally, anchored on strategy, with successful deal flow, transaction execution and post-merger integration. This strategy and effort resulted in over 40 quarters of double-digit earnings per share growth and creating the highest revenue and market capitalization in IBM’s history. Prior to this position, Ms. Miyashita had executive positions in IBM Asia. While serving as Senior Advisor at McKinsey, Ms. Miyashita helped build McKinsey’s M&A practice and provided global advisory services to executive and senior leadership teams in the Americas, Europe, and Asia on transforming and growing their businesses through M&A.

Risk Management
During her tenure as Vice President at IBM, Ms. Miyashita was involved in over 100 acquisitions or transactions and multiple business carve outs for divestiture from IBM to other companies which included developing cross functional processes and approaches to manage risk. Under her leadership, cross functional teams prepared for and passed multiple business audits to ensure risk was identified, mitigated and managed for executing all acquisitions.

Board Service Selection Criteria: As further described in Ms. Miyashita’s biography, the Nominating and Corporate Governance Committee believes Ms. Miyashita has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) complementary business and industry experience, (ii) international business, (iii) M&A and (iv) Risk Management. Ms. Miyashita’s extensive experience in developing and executing complex corporate transactions and her experience providing strategy execution advice to senior leadership teams provide our Board with valuable strategic and operational expertise, leading the Nominating and Corporate Governance Committee to determine that Ms. Miyashita should serve as one of our directors.

Directors Continuing in Office Until the 2024 Annual Meeting
Jean-Pierre Bizzari (age 67)
Director Since: 2015

Board Committees: Nominating and Corporate Governance Committee, Compensation Committee

Key Skills: Medicine and Science, Pharma Business Leadership and Operations and International Business

Other Current Public Boards:
Compugen Ltd., a biotechnology company
Nordic Nanovector ASA, a biotechnology company
Transgene S.A.., a biopharmaceutical company

Recent Past Public Company Board Experience: Pieris Pharmaceuticals, Inc., iTeos Therapeutics S.A. and Onxeo S.A (Dr. Bizzari stepped down from the Onxeo board in 2021).

Dr. Bizzari brings more than 30 years of pharmaceutical and biotech industry expertise to the Board of Directors. He retired from Celgene Corporation, a global pharmaceutical company, having served as Executive Vice President and Global Head of Oncology from October 2012 to December 2015 and as Senior Vice President for Clinical Development Oncology from 2008 to October 2012. While at Celgene, Dr. Bizzari oversaw the development and approval of a number of leading oncology products. Dr. Bizzari is a Doctor of Medicine and a graduate of the Nice Medical School and a specialist in oncology (training in Toronto and Montreal). Dr. Bizzari was also an assistant in the medical oncology department at La Pitié-Salpêtrière hospital in Paris.

Key Skills and Experience:

Medicine and Science
Dr. Jean-Pierre Bizzari served in senior positions at Celgene from 2008 to 2015, most recently as Executive Vice President, group head, and clinical oncology development. Prior to this, he spent 15 years as Vice President, Clinical Development Oncology at Rhône-Poulenc Rorer, Aventis and as Vice President, Clinical Oncology Development at Sanofi-Aventis and has been involved in the clinical development of multiple anticancer agents such as Taxotere®, Eloxatin®, Revlimid®, Vidaza®, Abraxane®, Irinotecan® (CPT-11). Dr. Bizzari is a world-renowned oncology expert and is a member of the scientific advisory board of the French National Cancer Institute (INCa) and is chair of the New Drug Advisory Committee at the European Organization of Research and Treatment of Cancer (EORTC).

Pharma Business Leadership and Operations and International Business
In his position as an oncology leader accountable for the execution of a broad range of large clinical studies, Dr. Bizzari led or provided valuable input into a broad range of topics including oncology development strategy for Celgene and Rhône Poulenc Rorer, regulatory strategy, regulatory environment, safety assessment, global studies and market (including Japan and China), manufacturing needs and strategy, biostatistics and data communication. Dr. Bizzari has extensive experience serving on the boards of directors for several international companies.

Board Service Selection Criteria: As further described in Dr. Bizzari’s biography, the Nominating and Corporate Governance Committee believes that Dr. Bizzari has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) medicine and science, (ii) pharma business leadership and operations and (iii) international business. Dr. Bizzari’s track record of success in developing strategies that have resulted in global approvals for some of the world’s most important cancer drugs provides our Board with valuable strategic expertise in both oncology drug development and global commercialization, leading the Nominating and Corporate Governance Committee to determine that Dr. Bizzari should serve as one of our directors.

James M. Daly (age 60)
Director Since: 2015

Board Committees: Audit Committee, Nominating and Corporate Governance Committee

Key Skills: Pharma Business Leadership and Operations, International Business

Other Current Public Company Boards:
Acadia Pharmaceutical, Inc., a biopharmaceutical company
argenx S.E, a biopharmaceutical company
Bellicum Pharmaceuticals, Inc., a biopharmaceutical company
Madrigal Pharmaceuticals, Inc., a biopharmaceutical company

Recent Past Public Company Board Experience: Chimerix, Inc.

Mr. Daly brings more than 30 years of experience leading U.S. and global pharmaceutical businesses to the Board of Directors. He retired from Incyte Corporation, a biopharmaceutical company, where he served as Executive Vice President and Chief Commercial Officer from October 2012 to June 2015. Prior to Incyte, Mr. Daly served in various senior management and commercial positions at Amgen, Inc., a global pharmaceutical company, from January 2002 to December 2011. Prior to Amgen, he worked at GlaxoSmisthKline from 1985 to 2001 in various positions of increasing responsibilities. Mr. Daly earned a BS degree in Pharmacy and his MBA from the University at Buffalo.

Key Skills and Experience:

Pharma Business Leadership and Operations
Over the course of his career, Mr. Daly has built market-leading global franchises across multiple therapeutic categories, with a particular focus in oncology. As Executive Vice President and Chief Commercial Officer at Incyte Corporation, he was instrumental in re-accelerating the launch of Jakafi®, and driving sustained future growth. At Amgen he oversaw multiple successful U.S. product launches, including Aranesp®, Neulasta®, Vectibix®, Nplate®, Xgeva® and Prolia®.

International Business
In his position as Senior Vice President of North America Commercial Operations, Global Marketing and Commercial Development for Amgen, Mr. Daly led P&L responsibility for all U.S. and Canadian businesses and had oversight for global commercialization strategy for new product launches. In this position he gained experience in multiple diverse healthcare systems. While at GSK, Mr. Daly worked in the German affiliate in Hamburg, Germany.

Board Service Selection Criteria: As further described in Mr. Daly’s biography, the Nominating and Corporate Governance Committee believes Mr. Daly has the relevant background in the following areas which the committee believes are important to service on the Company’s Board of Directors: (i) pharma business leadership and operations and (ii) international business. Mr. Daly’s extensive commercial, business development and leadership experience at biopharmaceutical companies including his involvement in the successful launch of pharmaceutical products, management of large commercial operations and his experience serving on the board of directors at other biopharmaceutical companies provides valuable experience and perspective to our Board, leading the Nominating and Corporate Governance Committee to determine that Mr. Daly should serve as one of our directors.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors (or “Board”) has determined that, other than Dr. Torley, each of the members of the Board of Directors is an independent director within the meaning set forth under applicable rules of the NASDAQ Stock Market. Dr. Torley does not meet the requirements for director independence because she serves as the President and Chief Executive Officer of Halozyme.
Board Leadership
The Board has separated the Chief Executive Officer and Board Chair positions to: (i) provide a stronger corporate governance structure; (ii) improve overall Board effectiveness; and (iii) enhance communication between management and the Board. Ms. Matsui began serving as the non-employee Chair of the Board of Directors in February 2016.
Board Tenure
Executive Sessions
Our independent directors generally meet in executive session without management present each time the Board holds its regularly scheduled meetings. The Chair of the Board of Directors, acts as the presiding director for such executive sessions of independent directors.
Board Meetings and Committees
The Board of Directors held ten meetings during the fiscal year ended December 31, 2021. The Board of Directors has three standing committees: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Corporate Governance Committee. During the last fiscal year, each director attended at least 75% of the total number of meetings of the Board and the committees of the Board on which such director served during that period. Our standing committees are currently comprised of the following directors:

Name	Audit Committee	Compensation Committee	Nominating / Corporate Governance Committee
Jean-Pierre Bizzari, M.D.		X	X
Bernadette Connaughton		Chair
James M. Daly	X		X
Jeffrey W. Henderson	Chair	X
Connie L. Matsui
Matthew L. Posard	X		Chair
Moni Miyashita
Helen I. Torley, M.D. Ch.B., M.R.C.P.

Audit Committee
The current members of the Audit Committee are Jeffrey W. Henderson (Chair), James M. Daly and Mathew L. Posard. All members of the Audit Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market and Rule 10A-3 of the Exchange Act, and each of them is able to read and fundamentally understand financial statements. Mr. Henderson is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of its annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, reviewing the adequacy of our accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held six meetings during the fiscal year ended December 31, 2021.
Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee contained in this Proxy Statement.
Compensation Committee
The current members of the Compensation Committee are Bernadette Connaughton (Chair), Jeffrey W. Henderson and Jean-Pierre Bizzari, M.D. All members of the Compensation Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market, qualify as non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act, and as outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation and benefits of our executive officers. More specifically, the Compensation Committee reviews and approves the salary and bonus earned by the Chief Executive Officer and other executive officers; approves equity awards to executive officers; approves employment and severance agreements of executive officers; and reviews the compensation of non-employee directors for service on the Board of Directors and its committees. The Compensation Committee held five meetings during the fiscal year ended December 31, 2021.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Matthew L. Posard (Chair), Jean-Pierre Bizzari, M.D, and James M. Daly. All members of the Nominating and Corporate Governance Committee satisfy the independence requirements set forth under the applicable rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee operates under a written charter that is available on our website at: www.halozyme.com. The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, and (vi) provide oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2021.
With respect to Board membership, the Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Nominating and Corporate Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board should meet the definition of “independent director” under the applicable rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for at least one key member of management to participate as a member of the Board.
The Halozyme Board of Directors believes that our Board should have diversity of knowledge base, professional experience and skills, and actively seeks director candidates who bring diversity of age, gender, nationality, race, ethnicity and sexual orientation. When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Nominating and Corporate Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Nominating and Corporate Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.
Pursuant to the terms of its charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “Halozyme Nominating and Corporate Governance Committee” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121. The biographical information and background materials of any such candidate will be forwarded to the Nominating and Corporate Governance Committee for its review and consideration. The committee’s review process for candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. In addition to the process discussed above regarding the consideration of the Nominating and Corporate Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our Annual Meeting of Stockholders.
Risk Management
Our Board is responsible for reviewing and assessing business enterprise risk and other major risks facing the Company, and evaluating management’s approach to addressing such risks. Periodically, our Board reviews key risks facing the Company, plans for addressing these risks and the Company’s risk management practices overall. In connection with these reviews, our Board members rely on information from external sources as well as on their individual experiences identifying and managing business enterprise risk for other entities both within and outside of our industry. In addition, the committees of our Board consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our Compensation Committee periodically reviews the most important enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
We believe the division of risk management responsibilities described above is an effective approach for identifying and addressing the risks facing our Company, and that the leadership structure of our Board is effective in implementing this approach.
ESG and Corporate Responsibility
Halozyme continues to build a sustainable, environmentally conscious business while fulfilling our mission of bringing disruptive solutions that can significantly improve patient experiences and outcomes for emerging and established therapies. We are driven by our mission and dedicated to our sustainability efforts across our entire ecosystem internally and externally.
Please see the discussion under the heading “Human Capital Management” in the Business section of our Annual Report on Form 10-K (which accompanies this Proxy Statement) for additional information on our human capital priorities and programs. We also recognize that certain stakeholders (such as customers, employees and non-governmental organizations) as well as some stockholders may be interested in more detailed information about our ESG programs and sustainability efforts. We encourage you to review the information available on our website at www.halozyme.com under the section titled “Responsibility” where our 2021 Environmental, Social & Governance Report can be accessed. Information on our website is not part of this Proxy Statement.
Cybersecurity
Our corporate Enterprise Risk Management program, which includes information technology and cybersecurity risk, is reviewed quarterly by the CEO and Halozyme Leadership Team, and annually by the Halozyme Board of Directors. Additionally, Halozyme’s CEO is briefed quarterly and the Audit Committee is briefed annually or as determined by CIO and CEO, on our cybersecurity program. Our cybersecurity strategy is based on four fundamental areas: policy, procedure, people and technology. Halozyme maintains policies and procedures that describe our employees’ responsibilities for accessing computerized systems, handling data and information, and reporting cybersecurity events in a timely manner. The Board of Directors receives educational updates from outside experts on key emergent topics. All employees and contractors are required to complete formal training on these policies. Halozyme has a well-defined and proven Business Continuity Plan (BCP). The IT

Disaster Recovery Plan and the IT Incident Response Plan, which are standalone components of Halozyme’s BCP, provide the framework and guidance to manage risk.
Communications with Directors
Stockholders may communicate with any and all directors by transmitting correspondence by mail addressed as follows: “Halozyme Board of Directors” c/o Corporate Secretary, 11388 Sorrento Valley Road, San Diego, California 92121. The Corporate Secretary will transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication as determined by the Corporate Secretary.
Director Attendance at Annual Meetings
Our Corporate Governance Guidelines state that all directors shall make every effort to attend the Company’s Annual Meeting of Stockholders. All seven of our then-serving directors attended our Annual Meeting of Stockholders in 2021.
Code of Conduct and Ethics and Corporate Governance Guidelines
The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors. The Board has also adopted Corporate Governance Guidelines. Copies of these documents are available on our website at: www.halozyme.com. Amendments to or waivers of our Code of Conduct and Ethics granted to any of our directors or executive officers will be published promptly within four business days on our website, www.halozyme.com. Please note that the information on our website is not incorporated by reference in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee during 2021 has ever been an officer or employee of ours or had a relationship in 2021 requiring disclosure under applicable SEC regulations. None of our executive officers currently serves, or served during 2021, on the compensation committee or board of directors of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
Background
The advisory vote on executive compensation is a non-binding vote on the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Executive Compensation and Related Information section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal year 2021 compensation of our Named Executive Officers.
The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we hold the advisory vote on executive compensation at least once every three years. Upon the recommendation of our stockholders at our 2017 Annual Meeting of Stockholders, our Board of Directors determined that we will hold the advisory vote on executive compensation annually until the next required non-binding stockholder advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of our Named Executive Officers which will occur no later than our 2023 Annual Meeting of Stockholders.
We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. These compensation practices are discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement and have the following objectives:
•Properly align the interests of our stockholders with those of our executive leadership team;
•Reward actions and achievements that are consistent with the short- and long-term goals of Halozyme’s business strategy; and
•Remain competitive to attract, retain and motivate employees with relevant experience and skills needed to achieve our business goals.
The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these past decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:
RESOLVED, that the stockholders of Halozyme Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s Definitive Proxy Statement for the 2022 Annual Meeting of Stockholders.
Vote Required
Approval of this resolution requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Recommendation
The Board of Directors believes that the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and the tabular disclosures and accompanying narrative disclosures under the heading “Executive Compensation and Related Information” is appropriate for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote “FOR” approval of the compensation for our Named Executive Officers.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of Halozyme has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Halozyme for the fiscal year ending December 31, 2022. Ernst & Young LLP has acted in such capacity since its appointment on June 28, 2006. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required
The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will be treated as votes “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Board of Directors Recommendation
The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table sets forth the aggregate fees billed to Halozyme for the fiscal years ended December 31, 2021 and 2020 by Ernst & Young LLP:

	Fiscal 2021	Fiscal 2020
Audit Fees (1)	$983,451	$806,350
Tax Fees (2)	55,522	275,030
All Other Fees (3)	2,665	33,918
Total	$1,041,638	$1,115,298
________________
(1)Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, including the audit of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.
(3)All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services on a case-by-case basis, provided that such approvals are communicated to the full Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter which describes in greater detail the full responsibilities of the Audit Committee. The Company’s management has the primary responsibility for the consolidated financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviews the consolidated financial statements, internal control over financial reporting, audit matters and reports from management. In connection with these reviews, the Audit Committee meets with management and the independent registered public accounting firm (Ernst & Young LLP) at least once each quarter. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent registered public accounting firm, internal auditors, management personnel and legal counsel. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the independent registered public accounting firm. The Audit Committee is directly and solely responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee regularly considers the independence, qualifications, audit and non-audit fees and services, and performance of the independent registered public accounting firm.
The Audit Committee has reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee reviewed and discussed with Ernst & Young LLP matters related to its independence, including a review of non-audit services and the written disclosures and the letter from Ernst & Young LLP to the Audit Committee required by the PCAOB regarding its communications with the Audit Committee concerning Ernst & Young LLP’s independence. The Audit Committee concluded that Ernst & Young LLP is independent from the Company and its management.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee has met the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; the critical audit matter addressed during the audit and the overall quality of the Company’s financial reporting.
The Committee also reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements and related schedule the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting for the year ended December 31, 2021.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2021 filed by the Company with the Securities and Exchange Commission.
                            AUDIT COMMITTEE
                            Jeffrey W. Henderson (Chair)
                            James M. Daly
                            Matthew L. Posard

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The Compensation Committee oversees the compensation program for the Company’s executive officers. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our executive officers listed in the “Summary Compensation Table” below (referred to in this proxy statement as our “Named Executive Officers” or “NEOs”).
Our executive compensation program ties a substantial portion of each executive’s overall compensation to the achievement of key strategic, financial and operational goals and aligns the interests of executive officers with stockholders by annually awarding long-term equity-based incentives, in the form of time-vesting restricted stock units (“RSUs”), performance-vesting stock units (“PSUs”) and stock options. Consistent with this approach, the compensation of our NEOs for 2021 featured:
•cash payouts under our annual cash bonus program ranging from 100 percent and 121.6 percent of target, reflective of our strong financial and operating performance as well as strong individual performance,
•a compensation package more heavily weighted toward long-term equity-based incentive compensation than salary and shorter-term annual cash incentives in order to emphasize the focus on our long-term performance and stockholder value,
•long-term equity-based incentives that were heavily weighted toward performance – in addition to the value of all the awards being dependent on our stock price, the awards granted in 2021 included PSUs which are subject to performance-based vesting conditions and stock options which have value only if our stock price increases after the date of grant of the awards,
•stock ownership and stock retention guidelines, encouraging executives to maintain a meaningful ownership position in the Company, focus on our long-term performance and discourage unreasonable risk-taking,
•a recoupment (or “claw back”) policy covering certain compensation elements in the event of an accounting restatement due to material noncompliance with any financial reporting requirements,
•a policy not to include tax gross-ups in ongoing compensation arrangements,
•no “single trigger” provisions in executive and employee change-in-control agreements and arrangements (i.e., payout or vesting is not triggered automatically upon a change-in-control), and
•no material perquisites.
Halozyme regularly solicits feedback on our executive compensation program from our stockholders. Specific feedback from stockholders is discussed and considered by the Compensation Committee as executive compensation decisions are made. The Compensation Committee has taken the following actions in response to feedback from stockholders:
•enhanced disclosure in the Compensation Discussion and Analysis (“CD&A”) regarding the annual bonus plan design, and
•continued discussions around future long-term incentive (“LTI”) plan design, including the introduction of the PSUs as part of the mix of annual LTI awards for our executive officers in 2021.
2021 Business Highlights
Halozyme’s operating performance throughout 2021 was marked by strong financial execution and critical new developments with ENHANZE® collaboration partners. Among the significant achievements for Halozyme during 2021 are the following:
•Record revenues of $443.3 million, which increased 66% from 2020 revenues of $267.6 million;
•Revenues from royalties more than doubled to $203.9 million driven by continued strong sales from partnered products utilizing our ENHANZE® technology and specifically the subcutaneous forms of Johnson & Johnson’s DARZALEX® (daratumumab) and Roche’s Phesgo® (pertuzumab/trastuzumab/hyaluronidase-zzxf);
•Three additional U.S. FDA approvals for Janssen Biotech, Inc.’s DARZALEX FASPRO® (daratumumab hyaluronidase human- fihj) utilizing Halozyme’s ENHANZE® technology for use:

◦in combination with bortezomib, cyclophosphamide and dexamethasone (D-VCd) for the treatment of adult patients with newly diagnosed light chain (AL) amyloidosis, the first and only FDA-approved treatment for patients with this rare and serious blood disorder;
◦in combination with pomalidomide and dexamethasone (Pd) for the treatment of adult patients with multiple myeloma who have received at least one prior line of therapy, including lenalidomide and a proteasome inhibitor; and
◦in combination with Kyprolis® (carfilzomib) and dexamethasone (Kd) for the treatment of adult patients with relapsed or refractory multiple myeloma who have received one to three prior lines of therapy;
•Two European Marketing Authorizations for Janssen Pharmaceutical Companies of Johnson & Johnson’s subcutaneous form of DARZALEX® utilizing Halozyme’s ENHANZE® technology for use:
◦in combination with other therapies to treat adults with newly diagnosed systemic light-chain (AL) amyloidosis; and
◦in combination with other therapies to treat adults with multiple myeloma (MM) who have received one prior therapy containing a proteasome inhibitor and lenalidomide and were lenalidomide refractory, or who have received at least two prior therapies that included lenalidomide and a proteasome inhibitor, and have demonstrated disease progression on or after the last therapy.
•A new collaboration and license agreement with ViiV Healthcare - the global specialist HIV company majority owned by GlaxoSmithKline plc, granting ViiV exclusive access to our ENHANZE® drug delivery technology for subcutaneous formulation of medicines addressing specific targets used in the treatment and prevention of HIV, resulting in an upfront milestone payment of $40 million to Halozyme. This expands our total number of collaboration and licensing agreements to 11;
•Initiation by partners of 10 new clinical studies, broadening and advancing our pipeline;
•Issuing $805 million aggregate principal amount of convertible senior notes due 2027 paying interest semi-annually in arrears at an annual rate of 0.25% for general corporate purposes, repurchases of the Company’s common stock from time to time, working capital, capital expenditures, potential acquisitions and strategic transactions;
•Completion of $550 million three-year share repurchase plan approved by Halozyme’s Board of Directors in November 2019, and initiation of a new share repurchase program, which authorizes the Company to purchase up to $750 million of the Company's outstanding common stock over three years; and
•Increased focus on corporate responsibility with the introduction of a new corporate website highlighting Halozyme’s commitment in this area, and publication of our 2021 Environmental, Social and Governance (ESG) Report.
2021 CEO Compensation
In 2021, the total target annual cash compensation for our Chief Executive Officer (“CEO”), Dr. Helen I. Torley, was $1,494,398 ($830,221 in base salary plus $664,177 in target bonus opportunity). Dr. Torley’s base salary was increased for 2021 by 4.9% as a result of the Compensation Committee’s assessment of her contribution to Halozyme’s performance during 2020 and its review of base salary paid to other peer group CEOs. Dr. Torley’s target bonus opportunity for 2021 (assuming achievement of the corporate goals at 100%) was 80% of her base salary (as compared to her target bonus for 2020 of 75% of her base salary). The Compensation Committee believes this increase in her bonus target was appropriate based on her level of experience, the Compensation Committee’s review of bonus targets for other peer group CEOs, and the Compensation Committee’s belief that significant portions of total annual cash compensation should be tied to achievement of specified goals. The bonus she earned for 2021 was $807,619 which represents 121.6% of her target bonus opportunity. Dr. Torley’s annual bonus was determined solely based on the performance of the Company and not any individual performance metrics. The 121.6% payout for 2021 reflected Dr Torley’s direct contributions to the Company’s strong financial and operational performance against the goals established by the Compensation Committee under our Executive Bonus Plan as described below.
Dr. Torley also received an LTI award during 2021 that had a grant date fair value approximately $5,800,000, comprising the most significant element of her 2021 compensation opportunity. This award was granted based on the Compensation Committee’s assessment of her contribution to Halozyme’s performance during 2020, its review of LTI compensation paid to other peer group CEOs and the desire to link a significant portion of her realizable compensation to long-term performance. The Compensation Committee approved a mix of 25% PSUs (at target), 30% stock options and 45% RSUs for Dr. Torley and each of the other NEOs to emphasize Halozyme’s long-term stock price performance and to promote retention. The stock options vest 25% on the one-year anniversary of the date of grant with the remaining 75% vesting monthly over the following three years, while RSUs vest in 25% annual installments over a four-year period following the grant date, subject to continued

employment. PSUs granted to the NEOs in 2021 vest based on our relative total shareholder return measured against the component companies of the NASDAQ Biotechnology Index over a three-year performance period.
Halozyme’s Executive Compensation Program
The principal elements of our executive compensation program are base salary, an annual cash incentive and an annual LTI award opportunity. The LTI awards for 2021 consisted of stock options, RSUs and PSUs.

	What We Do		What We Do Not Do

✓	Pay annual bonus based on the achievement of Company financial and strategic goals, and in the case of NEOs other than the CEO, individual performance, and contribution in achieving those goals	×	No guaranteed annual bonus payouts
✓	Grant PSUs as significant portion of annual LTI awards for all executive officers	×	No buyback of stock awards or repricing of stock options without shareholder approval
✓	Cap the annual bonus plan payout	×	No executive single-trigger change in control benefits
✓	Prohibit executive officer hedging and pledging of Company stock	×	No material perquisites
✓	Maintain an executive officer recoupment (“claw back”) policy	×	No supplemental executive benefits
✓	Maintain and monitor robust stock ownership and retention guidelines for all executive officers	×	No excise tax gross-ups
✓	Conduct an annual comprehensive compensation program risk assessment
Detailed Discussion and Analysis
This CD&A describes the material elements of 2021 compensation for our NEOs. Following this discussion is a series of tables containing specific data about the compensation earned by or granted to the following NEOs in 2021:

Name	Principal Position
Helen I. Torley	President and Chief Executive Officer
Elaine D. Sun (1)	Senior Vice President, Chief Financial Officer (“CFO”)
Masaru Matsuda (2)	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Michael J. LaBarre	Senior Vice President, Chief Technical Officer
________________
(1) Ms. Sun separated employment from Halozyme on February 2, 2022.
(2) Mr. Matsuda separated employment from Halozyme on December 31, 2021.

The Compensation Committee makes all decisions relative to the compensation of all executive officers (including the CEO). Except as otherwise noted in this CD&A, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment. Additional details regarding the role and responsibilities of the Compensation Committee are provided below.
Elements of Executive Compensation for 2021
The material elements of 2021 compensation for our NEOs consisted of:
•base salary;
•annual cash incentive; and
•LTI awards.

In addition, our NEOs are eligible to receive severance payments and benefits in connection with a qualifying termination of employment under our executive Change-in-Control Agreements and our severance policy for covered terminations unrelated to a change in control, each as described in more detail below. We also provide our NEOs with the same package of benefits that are provided to substantially all our full-time employees, including Company matching contributions to a 401(k) plan, health insurance, group term life insurance, and disability income insurance. From time to time, we may also provide relocation assistance in connection with the recruitment of an officer or employee with needed skills and experience. No material perquisites or supplemental executive benefits were provided to our NEOs in 2021.
As shown below, the majority of our NEOs’ target total direct compensation for 2021 (base salary, target annual cash incentive, and LTI awards) was variable, with the single largest component (LTI awards, taken into account at their fair value on the grant date) based on Halozyme’s stock price performance.
Base Salary
The Compensation Committee determines base salaries for NEOs each year based upon the following factors (with no specific weight applied to each factor):
•the scope and complexity of the NEO’s responsibilities,

•a review of external market practices (a more detailed description of the methodology used to assess external market practices is provided below),
•the NEO’s experience, and
•the CEO’s evaluation of the NEO’s performance and contribution to the short and long-term success of Halozyme (in the case of the CEO, the evaluation is done in executive session by the Compensation Committee with input from the other independent members of the Board of Directors).
For 2021, base salary was increased by 4.9% for the CEO and 4.0% for our other NEOs as reflected in the table below. The rationale for Dr. Torley’s base salary increase is discussed above. The base salary increases for our other NEOs were approved by the Compensation Committee after taking into account the base salaries paid to peer group executives holding similar positions and other factors described above.

Executive Officer	2020 Base Salary	2021 Base Salary	% Increase
Helen I. Torley	$791,440	$830,221	4.9%
Elaine D. Sun	$475,000	$494,000	4.0%
Masaru Matsuda	$440,000	$457,600	4.0%
Michael J. LaBarre	$475,000	$494,000	4.0%

Annual Cash Incentive
NEOs participate each year in the Employee Bonus Plan (“EBP”). The actual cash incentive paid to each NEO with respect to 2021 was determined by the performance of Halozyme as measured by the level of achievement of four metrics, of which two are tied to financial performance and have a combined 60% weighting and two are tied to operational performance and have a combined 40% weighting (“Corporate Performance”). As CEO, Dr. Torley is responsible for overall corporate performance, and accordingly, her EBP incentive opportunity is based entirely on the attainment of objective, pre-established corporate performance goals without applying an individual performance adjustment. For the other NEOs, the Committee may modify final payouts based on individual performance during the year relative to the level of achievement of personal goals (“Individual Performance Factor”), and the NEO must achieve at least 60% of his/her individual performance objectives in order to be eligible for a cash incentive payment. In all events, an NEO’s total payout cannot exceed two times the target cash incentive opportunity for the NEO.
Corporate Performance. Corporate goals were established by the Compensation Committee (with input from the full Board of Directors) to tie the compensation of our NEOs to the Company’s achievement of annual operating objectives that were viewed as long-term drivers of sustainable value creation. The incentive zone ranges between 0% and 200% for each of the four metrics. The Board of Directors approved the threshold (50%), target (100%), and maximum (200%) funding goals/level of performance for each metric at the beginning of the year.
The 2021 bonus plan focused on achievement of key events that resulted in (i) ENHANZE growth and value-creation, (ii) budgeted operating profit and (iii) certain other operational goals as identified in the table below. The Compensation Committee is responsible for certifying actual performance relative to these goals following completion of the fiscal year. After reviewing the Company’s performance results in 2021, the Compensation Committee determined 2021 EBP funding was achieved at 121.6% of the target bonus opportunity for the NEOs (see table below).

Corporate Goal	Weight	Target	Actual Result	EBP Funding
Total revenue from ENHANZE	50%	$421M	$443.3M	68.7%
Total budgeted operating profit	10%	$261M	$275.9M	12.9%
Grow ENHANZE potential by supporting partner attainment of “x” new study starts (phase 1, 2 or 3)	25%	10	10	25.0%
Number of new co-formulation patent submissions by partner	15%	3	3	15%
TOTAL				121.6%

Individual Performance Factor. The Compensation Committee believes the actual payout to each NEO (other than for Dr. Torley whose payout, as noted above, is based entirely on the attainment of objective, pre-established corporate performance goals) should also reflect the executive’s:
•performance relative to individual goals and objectives established for the year,
•contribution toward achieving the Corporate Performance results, and
•demonstration of living Halozyme’s Leadership Attributes and Corporate Values during the year.
Weighing Dr. LaBarre’s accomplishments and other factors, the Compensation Committee awarded him 121.6% of his target bonus opportunity. The Compensation Committee noted that:
•Dr LaBarre’s contributions to the strong 2021 performance included playing a key role in the new ENHANZE collaboration agreement with ViiV, providing advice and recommendations to multiple partners contributing to the 10 study starts in 2021 and contributions to multiple regulatory submissions advancing our manufacturing and partner programs.

As a result of his separation from employment in December 2021 and the resulting separation agreement, Mr. Matsuda received an annual bonus for 2021 equal to his target bonus amount. Since our bonus plan requires participants to be employed by us at the time of payment, Ms. Sun was not paid an annual bonus for 2021 as a result of her separation from employment.
The table below illustrates the 2021 cash incentive calculation for each NEO based on the following formula (also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table).

Named Executive Officer	Annualized Base Salary ($)	Target %	Annualized Target Amount ($)	Corporate & Individual Performance Factor	Final Payout ($)
Helen I. Torley (1)	830,221	80%	664,177	121.6%	807,619
Elaine D. Sun (2)	494,000	45%	222,300	—	—
Masaru Matsuda (3)	457,600	45%	205,920	100%	205,920
Michael J. LaBarre	494,000	45%	222,300	121.6%	270,217
________________

(1)As noted above, Dr. Torley’s payout is based entirely on the attainment of objective, pre-established corporate performance goals without applying an individual performance factor.
(2)As noted above, Ms. Sun did not earn an annual bonus for 2021 as a result of her separation from employment.
(3)Mr. Matsuda received the amount of his target annual bonus pursuant to his separation agreement with the Company described below.
LTI Compensation
All grants of LTI compensation are made under our stockholder-approved equity incentive plan. The Compensation Committee utilized three vehicles to deliver LTI awards to NEOs during 2021:
Stock Options are strongly aligned with stockholder interests because they deliver value to the NEO only if the value of our stock at the time of exercise exceeds the stock price on the day of grant. As a result, the Compensation Committee believes stock options encourage executives to focus on the decisions and behaviors required to support long-term sustainable increases in our stock price.
Time-vesting RSUs provide a counterbalance to the more uncertain value associated with stock options and PSUs while still maintaining alignment with the interests of our long-term stockholders, as the value of RSUs fluctuates (up or down) with changes in our stock price. As a result, the Compensation Committee believes time-vesting RSUs encourage executives to make decisions consistent with the long-term interests of our stockholders and help support retention.

Stock options and time-vesting RSUs granted to our NEOs in 2021 generally vest over a four-year period subject to continued employment.
PSUs, which we added to our NEO executive compensation program for 2021, help link our equity incentive program to achievement of specific performance goals established by the Compensation Committee. The Compensation Committee believes that the grant of PSUs furthers our executive compensation philosophy to tie achievement of company performance with executive compensation, aligns the interests of executive officers with our stockholders and encourages long-term performance.
The PSUs granted to the NEOs in 2021 were eligible to be earned with respect to one-third of the target PSUs for one-, two-, and three-year performance periods based on our relative TSR measured against the component companies of the NASDAQ Biotechnology Index. Earned shares vest 100% at the end of the three-year period following certification of performance results and assuming continued employment (subject to earlier vesting and payment on a pro-rated basis on an involuntary termination). For these purposes, TSR for us and the component companies is based on a 20-trading day average trading price beginning on the PSU grant date and a 20-trading day trading price ending on the last day of the applicable performance period. Dividend equivalents, if any, will be accrued as additional stock units and delivered with earned shares at vesting. The potential vesting percentages for the 2021 PSUs are as follows (with the percentage determined by linear interpolation for performance between the 25th and 75th percentiles):

Maximum	75th Percentile or Higher	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	< 25th Percentile	0%

2021 Annual LTI Awards
For 2021, the Compensation Committee awarded annual LTI compensation for the NEOs based on the fair value the committee determined appropriate considering their assessment of annual equity award grants to peer group executives holding similar positions, and taking into account their assessment of the executive’s experience, expected contribution to the long-term success of the Company, and skill-set relative to industry peers at biopharmaceutical companies (with no specific weight applied to each factor). The Compensation Committee also determined that the award value for each NEO would be allocated 25% PSUs (at target), 30% stock options and 45% RSUs. Accordingly, the Compensation Committee awarded the following LTI values to our NEOs in 2021:

Name	Option Awards ($)	RSUs ($)	PSUs ($)	Total ($)
Helen I. Torley	1,740,001	2,610,021	1,450,060	5,800,082
Elaine D. Sun	495,009	742,516	412,545	1,650,070
Masaru Matsuda	450,010	675,033	375,007	1,500,050
Michael J. LaBarre	450,010	675,033	375,007	1,500,050

Executive Total Rewards Philosophy
The Compensation Committee periodically reviews its total rewards philosophy for executive officers to confirm our programs continue to meet the objectives of:
•supporting the short- and long-term business strategy,
•anchoring to market-based principles and tailored to Halozyme’s culture, and
•aligning the interests of the executive officers with the long-term interests of Halozyme stockholders.
Each of the three primary compensation elements has a specific purpose as described below:

Compensation Element	Purpose
Base Salary	• Provides a fixed amount of cash compensation based on individual performance, job scope, experience and competitive market for talent
Annual Cash Incentive	• Motivates and rewards fiscal year contribution to company performance against goals and objectives
Long-term Incentives (LTI)
• Align compensation with the creation of stockholder value (in the case of stock options) and changes in stock price (in the case of RSUs and PSUs)
• Increases executive stock ownership and align with stockholder interests.
• Serves as a key retention device

Competitive Peer Group
The Compensation Committee annually selects a group of peer companies against which Halozyme benchmarks the competitiveness of executive pay levels and program design (referred to in this CD&A as our “peer group” or “peer companies”). The peer group companies are identified based upon the Compensation Committee’s assessment of each company’s similarity with Halozyme with respect to science/business model, revenue, and market capitalization,. The peer group is reviewed annually by the Compensation Committee. For 2021 compensation decisions, the Compensation Committee utilized proxy data from the following companies:

2021 Peer Group
Acadia Pharmaceuticals Acceleron Pharmaceuticals Agios Pharmaceuticals Alnylam Pharmaceuticals Eagle Pharmaceuticals FibroGen Inc.	Heron Therapeutics Intercept Pharmaceuticals Ironwood Pharmaceuticals Ligand Pharmaceuticals Momenta Pharmaceuticals Nektar Therapeutics	Neurocrine Biosciences Sarepta Therapeutics Theravance Biopharma Travere Therapeutics Ultragenyx Pharmaceuticals

The following changes to the peer group were made for 2021: Acadia Pharmaceuticals, Acceleron Pharmaceuticals, Agios Pharmaceuticals, Alnylam Pharmaceuticals, Heron Therapeutics, Intercept Pharmaceuticals, Neurocrine Biosciences, Sarepta Therapeutics, Theravance Biopharma, Travere Therapeutics, and Ultragenyx Pharmaceuticals were added to create a larger group with the Company at or near the median for both market capitalization and revenue. Innoviva Inc., Lexicon Pharmaceuticals, and PDL BioPharma were removed from the group because they were significantly smaller than the Company in market capitalization.
Independent Compensation Consultant
The Compensation Committee retains F.W. Cook & Co. (“FW Cook”) as its independent compensation consultant to provide advice and counsel on matters related to our executive compensation program, including providing recommendations regarding the composition and selection of Halozyme’s peer group companies to be used with respect to 2021 and 2022 executive compensation decisions and assisting and advising with respect to the design and implementation of the annual LTI awards. FW Cook reports directly to the Compensation Committee. The Compensation Committee assessed the independence of FW Cook pursuant to applicable rules and regulations of the SEC and NASDAQ and concluded that the engagement of FW Cook did not raise any conflicts of interest during fiscal 2021 and currently does not raise any conflicts of interest.
2021 Say-On-Pay Vote
At our 2021 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our NEOs described in our 2021 proxy statement. Approximately 98.2% of the votes cast on the matter were voted in favor of this “say-on-pay” proposal. The Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2022.
Compensation Risk Assessment
Our Compensation Committee, with assistance from its independent compensation consultant and with input from members of management, annually reviews our compensation programs, policies and practices to determine whether they encourage risk-taking that could have a material adverse effect on the Company. As part of this review, the Company evaluates the primary components of its compensations plans to identify whether those components properly balance compensation opportunities and risk. Our Compensation Committee considers various factors, including the following:
•The Company’s pay philosophy provides an effective balance in cash and equity award mix, short- and long-term performance periods, financial and non-financial performance, formulas and discretion.
•The Company’s compensation programs include an appropriate mix of short- and long-term goals and incentives.
•The Compensation Committee has discretion to make positive and negative adjustments to payouts under the Company’s compensation plans.
•Policies are in place to manage or mitigate risk, such as stock ownership guidelines, vesting periods on equity awards, insider-trading prohibitions that also restrict hedging and pledging, recoupment policy and provisions, and independent Compensation Committee oversight.
•The Company’s design and oversight principles also apply to its broad-based employee compensation plans.
Based on this review, the Compensation Committee, based in part on the input from its compensation consultants, concluded that the risks arising from the Company’s compensation policies and practices, for both our executive officers and our other employees, are not reasonably likely to have a material adverse effect on Halozyme.
Other Compensation Matters
Stock Ownership and Retention Guidelines
We maintain stock ownership guidelines for our executive officers which stipulate that the CEO is expected to own shares of Halozyme common stock with value equal to no less than six times the CEO’s current base salary and that all other executive officers are expected to own shares of Halozyme common stock with value equal to no less than two times the officer’s current base salary. We increased the CEOs ownership multiple in February 2021 (from four times base salary to six times base salary) to further enhance the link between her interests and those of our long-term stockholders. Certain other executives designated by the Compensation Committee are expected to own shares of Halozyme common stock with value no less than one times the officer’s current base salary. Each executive officer is expected to comply with the guidelines within five years of appointment as an executive officer, and has three years to comply with any incremental ownership required as a result of a promotion or other increase in applicable ownership multiple. Share ownership that counts for purposes of satisfying the applicable guideline level of ownership includes fully-owned shares (including shares held in trust and by immediate family members), vested but deferred shares, shares held in retirement accounts, and unvested stock units that are subject to time-based vesting only. Stock units subject to unsatisfied performance-based vesting conditions and unexercised stock options are not counted when evaluating compliance. Each executive officer is required to: (i) hold at least 50% of all net shares (after shares withheld or sold to pay tax obligations) of RSUs and PSUs that vest; and (ii) hold at least 50% of the underlying net gain (i.e., not including shares sold to pay the exercise price or to satisfy tax obligations) in shares of the Company’s common stock as a result of stock option exercises, until the executive officer comes into compliance with the stock ownership guidelines. The Compensation Committee annually reviews progress executive officers are making toward achieving compliance with these guidelines and has determined that all of our NEOs have achieved their specific ownership levels.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and certain current and former executive officers. As a result, we expect that compensation paid per year to our NEOs and certain former executive officers in excess of $1 million generally will not be deductible, subject to limited exceptions. The Compensation Committee generally seeks to preserve tax deductions for executive compensation where available but may make compensation decisions based on other factors when it believes doing so is in the best interest of the Company and its stockholders.
Change in Control Agreements
We have entered into Change in Control Agreements with our executive officers. We believe that the occurrence or potential occurrence of a change in control transaction creates uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions are common in our industry and often result in significant organizational changes, particularly at the senior executive level. To encourage executives to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections under the Change in Control Agreements. We also provide these severance protections to help ensure that executives can objectively evaluate change in control transactions that may be in the best interests of stockholders despite the potential negative consequences such transactions may have on them personally.
Non-Change in Control Severance Policy
The Compensation Committee has approved a Company-wide severance policy, outside of a change in control context, that is also applicable to our executive officers. We believe that such severance protections are only appropriate in the event an executive is involuntarily terminated without cause and that these severance benefits are appropriate in light of severance protections available to executives at our peer group companies, and are an important component of each executive’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections. Despite the establishment of the severance policy, however, the Board of Directors or Compensation Committee retains the right to amend, alter or terminate the severance policy at any time.
Separation Agreement with Mr. Matsuda
Mr. Matsuda separated employment from the Company, effective December 31, 2021. In connection with his separation, the Company negotiated and entered into a separation agreement with Mr. Matsuda that provided for him to receive cash severance in a lump sum equal to one year of his base salary ($457,600) and his target annual bonus for 2021 ($205,920). In addition, he received a cash payment for his COBRA premiums for 12 months (plus an additional amount to cover his tax liabilities for this payment) and will have up to 12 months following his separation date to exercise his vested Company stock options. Benefits were conditioned on a general release of claims by Mr. Matsuda, and he remains subject to certain restrictive covenants under his confidentiality agreement with the Company.
Incentive Compensation Recoupment (“Clawback Policy”)
The Compensation Committee has approved an incentive compensation recoupment policy which provides for the recovery of compensation received by NEOs in connection with a material restatement in Halozyme’s financial statement disclosure. The Board of Directors may seek reimbursement of annual cash incentive compensation and all equity compensation awards where the payout or vesting exceeds the amounts that would have been received had the financial results been properly reported.
Hedging and Pledging Restrictions
The Company’s Insider Trading Policy prohibits the pledging of Company securities as collateral and entering into transactions to hedge the value of Company securities owned by executives subject to the policy. Under the policy all directors and employees (including officers), or their designees, are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Halozyme’s equity securities that are either (i) granted to the employee or director by Halozyme as part of the compensation of the employee or director or (ii) held, directly or indirectly, by the employee or director.
Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Halozyme Therapeutics, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE

Bernadette Connaughton (Chair)
Jean-Pierre Bizzari, M.D.
Jeffrey W. Henderson

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2021, 2020 and 2019 by each individual who acted as our principal executive officer, our principal financial officer, and our other most highly compensated executive officers during the fiscal year ended December 31, 2021.

2021 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Helen I. Torley	2021	830,221	—		4,060,081	1,740,001	807,619	15,372	7,453,294
President and Chief Executive Officer	2020	791,440	—		2,500,018	2,500,001	712,270	15,147	6,518,876
	2019	761,000	—		2,184,130	2,184,128	712,296	15,572	5,857,126

Elaine D. Sun (6)	2021	494,000	—		1,155,062	495,009	—	14,271	2,158,342
Senior Vice President Chief Financial Officer	2020	395,833	150,000		1,500,269	1,000,008	180,352	133,399	3,359,861

Masaru Matsuda (7)	2021	457,600	—	(9)	1,050,040	450,010	205,920	594,459	2,758,029
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2020	440,000	50,000		500,019	500,008	203,940	13,901	1,707,868

Michael J. LaBarre (8)	2021	494,000	—		1,050,040	450,010	270,217	15,333	2,279,600
Senior Vice President, Chief Technical Officer	2020	475,000			650,009	650,007	220,163	15,018	2,010,197

________________
(1)This column represents the grant date fair value of stock awards granted to the NEOs in fiscal years 2021, 2020 and 2019, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 7 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 22, 2022. Stock awards granted to executive officers consist of RSUs and PSUs. A portion of the amounts reported in this column for each NEO for fiscal 2021 and in the case of Ms. Sun, fiscal 2020 reflect the grant-date fair value of PSUs granted to the executives during that fiscal year. In accordance with applicable SEC rules, these amounts were determined based on the probable outcome (determined as of the date of grant of the awards) of the performance-based conditions applicable to the awards. For these purposes, the grant date fair value for the PSU awards granted to each of the NEOs in 2021 and to Ms. Sun in 2020 was determined based on a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of such grant date. The significant assumptions used in the Monte Carlo simulation pricing model were: a stock price volatility rate of 40.96%; a risk-free interest rate of 0.20%; and a dividend yield of 0%. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal 2021 and 2020 included in the “Stock Awards” column for those years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

	Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2021)		Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2020)
Name	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)
Helen I. Torley	1,450,060	2,175,060	—	—
Elaine D. Sun	412,545	618,818	500,264	500,264
Masaru Matsuda	375,007	562,510	—	—
Michael J. LaBarre	375,007	562,510	—	—

(2)This column represents the grant date fair value of stock options granted to the NEOs in fiscal years 2021, 2020 and 2019, in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions used by us in calculating these amounts refer to Note 7 of the Notes to Consolidated Financial Statements, filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 22, 2022.
(3)The amounts reported in the Summary Compensation Table for stock awards and option awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on stock price fluctuations and the NEO’s continued employment. To see the exact share amounts and the value of awards made to the NEOs in fiscal 2021, see the 2021 Grants of Plan-Based Awards table below. Additional information on all outstanding awards is reflected in the Outstanding Equity Awards at December 31, 2021 table.
(4)Performance-based bonuses are generally paid pursuant to our annual incentive plans and reported as Non-Equity Incentive Plan Compensation. The performance-based bonuses represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in a subsequent fiscal year. For Ms. Sun, her performance-based bonus for 2020 was pro-rated to account for her date of hire.
(5)The table below lists the amounts set forth in this column which consist of other compensation including (i) Company contributions to Halozyme Therapeutics, Inc. 401(k) plan, (ii) payout of accrued paid time off for Mr. Matsuda and (iii) other compensation amounts including Company payments for group term insurance premiums, and (iv) severance payments for Mr. Matsuda (including the cash lump sum severance payment of $457,600, $37,783 for 12 months of continued COBRA premiums, and $26,234 for tax liabilities with respect to the payment for continued COBRA premiums.

Name	401(k) Plan Company Matching Contributions ($)	Payout of Accrued Paid Time Off ($)	Other Compensation ($)	Termination Payments ($)	Total ($)
Helen I. Torley	$13,050	—	$2,322	—	$15,372
Elaine D. Sun	$13,050	—	$1,221	—	$14,271
Masaru Matsuda	$13,050	58,670	$1,122	521,617	$594,459
Michael J. LaBarre	$13,050	—	$2,283	—	$15,333
(6)Ms. Sun joined Halozyme as Senior Vice President, Chief Financial Officer effective March 2, 2020. The amounts in the Bonus, Stock Awards and Option Awards columns for 2020 represent a one-time sign-on bonus, stock and option awards granted to her in connection with joining the Company.
(7)Mr. Matsuda separated employment from the Company on December 31, 2021. The terms of his separation agreement with the Company are described below under “Potential Payments Upon Termination or Change in Control”. Mr. Matsuda became an executive officer of the Company in 2020. The amount in the Bonus column for 2020 represents the final installment of his sign-on cash bonus paid in connection with the commencement of his employment.
(8)Dr. LaBarre became an executive officer of the Company in 2020.

2021 Grants of Plan-Based Awards
The following table sets forth certain summary information with respect to plan-based awards granted during the fiscal year ended December 31, 2021 to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares or Units(#) (3)	All Other Option Awards: Number of Securities Underlying Options(#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Helen I. Torley	n/a	—	664,177	1,328,354
	2/15/2021							52,368			2,610,021
	2/15/2021				11,434	22,868	34,302				1,450,060
	2/15/2021								90,134	49.84	1,740,001
Elaine D. Sun	n/a	—	222,300	444,600
	2/15/2021							14,898			742,516
	2/15/2021				3,253	6,506	9,759				412,545
	2/15/2021								25,642	49.84	495,009
						—					—
Masaru Matsuda	n/a	—	205,920	411,840
	2/15/2021							13,544			675,033
	2/15/2021				2,957	5,914	8,871				375,007
	2/15/2021								23,311	49.84	450,010
Michael J. LaBarre	n/a	—	222,300	444,600
	2/15/2021							13,544			675,033
	2/15/2021				2,957	5,914	8,871				375,007
	2/15/2021								23,311	49.84	450,010
________________
(1)For a description of the elements of the annual incentive plan applicable to our NEOs, refer to “Compensation Discussion and Analysis - Elements of Executive Compensation for 2021” in this proxy statement. The actual amount of cash paid to each NEO pursuant to the incentive plan established for 2021 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”
(2)The PSU awards to our NEOs were granted in February 2021 and vest based on our relative TSR measured against the component companies of the NASDAQ Biotechnology Index over a three-year performance period, subject to the NEO’s continued employment through the third anniversary of the grant date.
(3)The RSU awards to our NEOs were granted in February 2021 and vest one-fourth on each anniversary of the date of grant.
(4)The option awards to our NEOs were granted in February 2021 and vest one-fourth on the first anniversary of the date of grant and then 1/48 of the shares monthly over the three-year period thereafter.
(5)These amounts represent the grant date fair value of stock awards granted to our NEOs in fiscal year 2021 in accordance with the FASB ASC Topic 718. For information on the assumptions used in the accounting fair value computations, see footnotes (1) through (3) to the Summary Compensation Table above.

Outstanding Equity Awards at December 31, 2021
The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2021:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Helen I. Torley	1/6/2014	150,000	—	14.66	1/6/2024	—	—	—	—
	2/6/2015	200,000	—	13.87	2/6/2025	—	—	—
	2/3/2016	376,569	—	8.11	2/3/2026	—	—	—	—
	2/22/2017	251,923	—	12.07	2/22/2027	—	—	—	—
	2/14/2018	193,154	8,398	18.41	2/14/2028	28,729	1,155,193	—	—
	2/12/2019	177,237	72,981	16.65	2/12/2029	65,589	2,637,334	—	—
	2/10/2020	121,939	144,112	19.98	2/10/2030	93,844	3,773,467	—	—
	2/15/2021	—	90,134	49.84	2/15/2031	52,368	2,015,717	22,868	919,522
Elaine D. Sun	3/2/2020	45,923	59,046	20.55	3/2/2030	36,496	1,467,504	—	—
	4/1/2020	—	—	—	4/1/2030	—	—	30,600	1,230,426
	2/15/2021	—	25,642	49.84	2/15/2031	14,898	599,049	6,506	261,606
Masaru Matsuda	9/4/2018	82,708	—	18.16	9/4/2028	—	—	—	—
	2/12/2019	22,315	—	16.65	2/12/2029	—	—	—	—
	2/10/2020	24,387	—	19.98	2/10/2030	—	—	—	—
	2/15/2021	—	—	49.84	2/15/2031	—	—	3,494	140,494
Michael J. LaBarre	2/4/2015	34,000	—	13.81	2/4/2025	—	—	—	—
	2/3/2016	78,452	—	8.11	2/3/2026	—	—	—	—
	2/22/2017	56,352	—	12.07	2/22/2027	—	—	—	—
	2/14/2018	38,801	1,688	18.41	2/14/2028	5,771	232,052	—	—
	7/2/2018	1,708	292	16.78	7/2/2028	—	—	—	—
	2/12/2019	42,602	17,544	16.65	2/12/2029	15,766	633,951	—	—
	2/10/2020	31,703	37,471	19.98	2/10/2030	24,399	981,084	—	—
	2/15/2021	—	23,311	49.84	2/15/2031	13,544	544,604	5,914	237,802
________________
(1)Each option vests at the rate of one-fourth of the underlying shares on the first anniversary of the date of grant and one-forty-eighth of the shares each month thereafter.
(2)Each RSU award vests one-fourth on each anniversary of the date of grant.
(3)These values are computed by multiplying the closing trading price of our common stock on NASDAQ on December 31, 2021, the last trading date in fiscal year 2021, of $40.21 by the number of shares or stock units, as applicable, set forth in this table.
(4)These PSU awards are eligible to be earned with respect to one-third of the target PSUs for one-, two- and three-year performance periods based on our relative TSR measured against the component companies of the NASDAQ Biotechnology Index. Earned shares vest 100% on the third anniversary of the grant date following certification of performance results and assuming continued employment through that date (subject to earlier vesting and payment on a pro-rated basis on certain terminations of employment as provided in the award agreement). The amounts reported in the table reflect the target number of PSUs that are eligible to vest based on performance during the 2021-2022 and 2021-2023 performance periods.

Option Exercises and Stock Awards Vested
The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by our NEOs during the fiscal year ended December 31, 2021:

OPTION EXERCISES AND STOCK AWARDS VESTED DURING FISCAL YEAR 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Helen I. Torley	500,000	14,100,933	132,160	6,565,372
Elaine D. Sun	—	—	22,362	980,208
Masaru Matsuda	—	—	17,269	812,994
Michael J. LaBarre	132,500	4,418,020	30,591	1,520,714
________________
(1)The value realized on exercise is based on the difference between the closing trading price of Halozyme common stock on the date of exercise and the exercise price of each option.
(2)The amounts in this column represent the number of RSU or PSU shares that vested. The actual number of shares issued was the number of shares vested reduced by the number of shares withheld to satisfy applicable tax withholding obligations.
(3)The value realized on vesting is based on the closing trading price of Halozyme common stock NASDAQ on the vest date.

Potential Payments Upon Termination or Change in Control
This section describes the benefits that may be provided to our NEOs (other than Mr. Matsuda) upon certain terminations of their employment with the Company. The terms of Mr. Matsuda’s separation agreement with the Company are described below.
Termination Prior to Change in Control
Under our severance policy, if an executive officer’s employment is terminated by the Company without cause, the executive officer is entitled to receive cash severance equal to one times (in the case of the CEO, one and one-half times) the executive officer’s then-current annual base salary, plus a pro-rated portion of the executive’s target annual bonus for the year of termination. Cash payments under the severance policy will normally be made in a lump sum payment, and will be conditioned upon the receipt of a release of claims from the executive officer. In addition to cash severance payments, the Company will also pay certain costs for the executive to continue healthcare coverage over the applicable severance period, and the executive’s vested options will remain exercisable for one year following the termination date (or, if earlier, until the expiration date of the option).
The PSU awards granted to our NEOs in 2021 provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason and the executive provides a release of claims, any PSUs credited based on performance during a performance period that has already been completed will fully vest on the executive’s termination, and PSUs subject to a performance period that has not yet been completed will remain outstanding and eligible to vest based on performance during that period, subject to pro-ration to reflect the executive’s employment during the performance period. If the executive’s employment terminates due to the executive’s death or disability, any PSUs credited based on performance during a performance period that has already been completed will fully vest on the executive’s termination, and the target number of PSUs for the next performance period scheduled to be completed after the termination date will vest pro-rata based on the executive’s employment during that performance period. The table below presents the benefits that would be provided to each of the NEOs (other than Mr. Matsuda, whose separation agreement is described below) assuming the NEO was terminated by us without cause (prior to a change in control of the Company) on December 31, 2021 and executed a release of claims in a form satisfactory to the Company:

Name	Lump Sum Severance Payment	Post- Termination Healthcare	Equity Awards (1)	Total
Helen I. Torley	$1,909,509	$39,920	$635,238	$2,584,667
Elaine D. Sun	716,300	37,920	180,785	935,005
Michael J. LaBarre	716,300	2,536	206,559	925,395

________________
(1)Amounts shown in this column reflect the spread value of unvested options (i.e. the amount by which the market value of the shares subject to the unvested options exceeded the exercise price of the unvested options) and market value of unvested RSUs or PSUs, in each case that would have accelerated if the NEO was terminated without cause (or resigned for good reason) as described above on December 31, 2021. Values were derived using the closing trading price of our common stock on NASDAQ on December 31, 2021, the last trading date in fiscal year 2021, of $40.21. The number of accelerated PSUs for the 2021 performance period was determined based on our relative TSR through December 31, 2021. We did not include any amount for the PSUs allocated to the 2021-2022 and 2021-2023 performance periods because the number of PSUs that will vest with respect to those periods is not known as it will depend on our future performance. These amounts were calculated solely for purposes of this disclosure, and there can be no assurance that the value actually be realized by the executive for these awards (if any) will be equal to the value shown in this column.

The table below presents the benefits that would be provided to each of the NEOs (other than Mr. Matsuda, whose separation agreement is described below) assuming the NEO’s employment terminated due to death or disability (prior to a change in control of the Company) on December 31, 2021:

2021 Potential Payments Upon Termination Due to Death/Disability Prior to Change in Control

Name	Equity Awards (1)
Helen I. Torley	$541,830
Elaine D. Sun	154,206
Michael J. LaBarre	182,393

________________
(1)Amounts shown in this column reflect the spread value of unvested equity awards that would have accelerated if the NEO’s employment terminated due to death or disability on December 31, 2021. Please see the note to the 2021 Potential Payments Upon Termination Without Cause Prior to Change in Control table above for the calculation of these amounts. The number of accelerated PSUs for the 2021 performance period was determined based on our relative TSR through December 31, 2021, and the number of accelerated PSUs for the 2021-2022 performance period represents the target number of PSUs allocated to that period (pro-rated for the executive’s period of employment). These amounts were calculated solely for purposes of this disclosure, and there can be no assurance that the value actually be realized by the executive for these awards (if any) will be equal to the value shown in this column.
Change in Control
We have entered into Change in Control Agreements with each of our executive officers. The Change in Control Agreements provide for cash severance, continued healthcare coverage and accelerated vesting of equity awards if the executive is terminated without cause, resigns for good reason, or is terminated due to death or disability (as such terms are defined in the Change in Control Agreements), in each case on or within 12 months following a change in control transaction. The cash severance, to be made in a lump sum payment, will equal: a multiple (two times for the CEO and one-and-one-half times for the other executive officers) of the sum of (i) the executive’s then-current annual base salary; and (ii) the amount of the executive’s target annual bonus opportunity (based on the target percentage of annual base salary) in respect of the year the termination of employment occurs. The Company will also make a cash lump sum payment intended to provide the executive officer sufficient amounts to pay expected heath care premiums under the Company’s group health plans for 18 months after termination of employment (24 months in the case of the CEO). In addition, the Change in Control Agreement provides that the executive’s outstanding and unvested equity awards granted by the Company will be fully vested upon the executive’s termination (with equity awards that are subject to performance-based vesting to accelerate based on the greater of (x) the target performance level for the applicable portion of the award and (y) the actual performance level achieved for the applicable portion of the award through the executive’s termination date). However, the PSU awards granted to the NEOs in 2021 and 2022 provide that if a change in control occurs any performance period then in progress will terminate and the number of PSUs to be credited under the award will be determined based on performance through the change in control. Such credited PSUs will remain subject to time-based vesting through the third anniversary of the grant date, subject to accelerated vesting if the credited PSUs are not assumed by the acquiring company or if within two years after the change in control the executive’s employment is terminated by the Company without cause, by the executive for good reason, or due to the executive’s death or disability. An executive officer will not be entitled to severance benefits under our severance policy described above if the executive is entitled to severance benefits under their Change in Control Agreement. The Change in Control Agreements also provide that if an executive officer’s severance benefits would be subject to the parachute payment taxes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and a reduction in benefits to avoid such taxes would put the executive in a better after-tax position, then the executive’s benefits will be reduced to the extent necessary to avoid such taxes.
Assuming a change in control took place on December 31, 2021 and each of the NEOs was terminated without cause, resigned for good reason or was terminated due to death or disability in each case on December 31, 2021, the NEOs (other than Mr. Matsuda, whose separation agreement is described below) would have received the following benefits as a result of such terminations:
2021 Potential Payments Upon Change in Control Termination

Name	Equity Awards (1)	Lump Sum Cash Severance	Post- Termination Healthcare	Total
Helen I. Torley	$15,409,128	$2,988,797	$78,274	$18,476,199
Elaine D. Sun	$4,719,429	$1,074,450	$83,647	$5,877,526
Michael J. LaBarre	$3,844,508	$1,074,450	$5,595	$4,924,553
________________
(1)Amounts shown in this column reflect the value of the unvested equity awards that would have accelerated if the NEO’s employment terminated in the circumstances described above on December 31, 2021 in connection with a change in control. Please see the note to the 2021 Potential Payments Upon Termination Without Cause Prior to Change in Control table above for the calculation of these amounts. The number of accelerated PSUs was determined based on our relative TSR through December 31, 2021. These amounts were calculated solely for purposes of this disclosure and there can be no assurance that the value actually realized by the executive for these awards (if any) will be equal to the value shown in this column.

Masaru Matsuda’s Separation Agreement

Mr. Matsuda separated employment from the Company, effective December 31, 2021. The Company and Mr. Matsuda entered into a separation agreement that provides for Mr. Matsuda to receive the benefits provided under our severance policy described above: cash severance of 12 months of his base salary, his annual bonus for 2021 (with no pro-ration as he was employed with the Company for the entire year), payment for continued health coverage for him and his eligible dependents, and an extension of the period to exercise his vested options for up to 12 months following his termination. Mr. Matsuda is also eligible for pro-rata vesting of his PSU award granted in 2021, with the award to remain outstanding and eligible to vest based on performance for each applicable performance period and with vesting for each performance period pro-rated to reflect the portion of the performance period that Mr. Matsuda was employed with the Company. The separation agreement includes a general release of claims by Mr. Matsuda.

Compensation of Directors
The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2021 by each individual who served as a non-employee director at any time during the fiscal year:

2021 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Jean-Pierre Bizzari	61,676	250,046	311,722
Bernadette Connaughton	70,000	250,046	320,046
James M. Daly	70,000	250,046	320,046
Jeffrey W. Henderson	90,000	250,046	340,046
Kenneth J. Kelley(3)	25,137	—	25,137
Connie L. Matsui	115,000	250,046	365,046
Matthew L. Posard	75,000	250,046	325,046
________________
(1)Represents the grant date fair value of restricted stock unit awards granted in fiscal year 2021 in accordance with FASB ASC Topic 718.
(2)The aggregate numbers of shares subject to restricted stock unit awards held by the non-employee directors as of December 31, 2021 are described below:

Name	Aggregate Number of Stock Awards Outstanding (#)
Jean-Pierre Bizzari	5,230
Bernadette Connaughton	5,230
James M. Daly	5,230
Jeffrey W. Henderson	5,230
Kenneth J. Kelley (3)	—
Connie L. Matsui	5,230
Matthew L. Posard	5,230

(3) Mr. Kelley resigned as a director effective May 1, 2021.

Directors’ Compensation
The compensation program for our non-employee directors is as follows:
(1) Initial award - each non-employee director receives an initial restricted stock unit grant having a grant date value of $250,000 (with the number of shares of Company common stock subject to the award equal to $250,000 divided by the closing trading price of the Company’s common stock on NASDAQ on the date of grant, with any fraction rounded up to the nearest whole share) upon joining the Board; provided that, the grant date value of the award for a director first elected or appointed between Annual Meetings shall be prorated based on the number of full quarters the individual is scheduled to serve as a non-employee director from the date of election or appointment until the next Annual Meeting of the Stockholders such that the recipient will receive a grant of restricted stock units valued at $187,500 for a period of service exceeding three quarters, a grant of restricted stock units valued at $125,000 for a period of service exceeding two-quarters (but no more than three quarters), a grant of restricted stock units valued at $62,500 for a period of service exceeding one quarter (but no more than two quarters), and no award for a period of service of one quarter or less. Subject to acceleration in the event of a change of control of the Company, this initial restricted stock unit grant will vest upon the date of the next Annual Meeting following the date of the initial restricted stock unit grant.
(2) Annual award - Immediately following each Annual Meeting, each non-employee director then in office automatically receives an annual restricted stock unit grant having a value of $250,000 (with the number of shares of Company common stock subject to the award equal to $250,000 divided by the closing trading price of the Company’s common stock on NASDAQ on the date of grant, with any fraction rounded up to the nearest whole share). Subject to acceleration in the event of a change of control of the Company, this annual restricted stock unit grant will vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting following the date of the annual restricted stock unit grant. All restricted stock unit awards after our 2021 annual meeting are granted under our 2021 Stock Plan.
Our non-employee directors also receive an annual retainer of $50,000 for service on the Board, provided that our Chair of the Board of Directors receives an annual retainer of $125,000, as well as an additional annual retainer for service on any committee of the Board. Non-employee directors who serve on the Audit Committee receive an annual retainer of $15,000, provided that the Chair of that committee receives an annual retainer of $30,000. Non-employee directors who serve on the Compensation Committee receive an annual retainer of $10,000, provided that the Chair of that committee receives an annual retainer of $20,000. Non-employee directors who serve on the Nominating and Corporate Governance Committee receive an annual retainer of $5,000, provided that the Chair of that committee receives an annual retainer of $10,000. Employee directors (including our CEO) do not receive any compensation for service on the Board of Directors.
We also maintain stock ownership guidelines for our non-employee directors which stipulate that each non-employee director is expected to own shares of Halozyme common stock with value equal to no less than five times the non-employee director’s base annual retainer for service on the Board of Directors. Each non-employee director is expected to comply with the guidelines within five years of election or appointment to the Board of Directors. Share ownership that counts for purposes of satisfying the applicable guideline level of ownership is the same as under our executive stock ownership guidelines, as described in the CD&A above. The same retention requirements apply to a non-employee director whose level of stock ownership does not satisfy the applicable guideline level of ownership as under our executive stock ownership guidelines, as described in the CD&A above.
In 2021, the Company adopted the Halozyme Nonqualified Deferred Compensation Plan (the “Cash Deferral Plan”) and the Halozyme Therapeutics, Inc. Directors Deferred Equity Compensation Plan (the “Equity Deferral Plan”), each to take effect in 2022. Under the Cash Deferral Plan, a non-employee director may elect to defer payment of all or a portion of the director’s annual cash compensation, deferrals are credited with earnings or losses based on investment fund elections made by the director, and the deferred amounts (as adjusted for such earnings or losses) will be paid to the director (in a lump sum or annual installments over up to five years, as elected by the director) when the director no longer serves on the Board of Directors or an earlier distribution date elected by the director in accordance with the plan. Under the Equity Deferral Plan, a non-employee director may elect (1) to convert all or a portion of the director’s annual cash compensation into Company restricted stock units awarded under our 2021 Stock Plan and/or (2) to defer the payment of the director’s annual restricted stock unit award from the Company. If a non-employee director elects to convert all or a portion of the director’s cash retainers into restricted stock units, the director will be credited with additional restricted stock units on the date the retainers would have otherwise been paid to the director equal to (1) the amount being deferred to the Equity Deferral Plan that would have otherwise been paid to the director on that date, divided by (2) the average closing price for a share of Company common stock over the period of ten consecutive trading days ending with the last trading day prior to the crediting date. Deferred restricted stock units will be credited with dividend equivalents to preserve the value of the awards if/when the Company were to ever pay a dividend. A non-employee director’s deferred restricted stock units will be paid in Company common stock (in a lump sum or annual installments over up to five years as elected by the director) when the director no longer serves on the Board of Directors or, if earlier, upon a change in control of the Company.

CEO Pay Ratio

For 2021, Dr. Torley’s total compensation was $7,453,294, as shown in the Summary Compensation Table above. The total compensation for our median employee (excluding the CEO) in 2021 was $291,734. Therefore, Dr. Torley’s total compensation for 2021 was 26 times that of the median employee’s total compensation in 2021. The Company believes the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, as well as the methodology described below.
The compensation elements that were considered in the identification of the median employee were annualized base pay, target cash bonus opportunity and target long-term incentive award grant date fair value for 2020 for all employees, excluding the CEO, as of December 31, 2020. The total number of our employees as of December 31, 2020 (excluding the CEO) was 131. We used this population to determine the median employee. The total compensation for the median employee was calculated according to the requirements of the Summary Compensation Table.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth, as of March 7, 2022, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by Halozyme to be the beneficial owner of more than 5% of our common stock, (ii) each director and director-nominee of Halozyme, (iii) each executive officer named in the Summary Compensation Table above, and (iv) all directors and current executive officers of Halozyme as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent(3)
BlackRock, Inc	19,439,863	(4)	13.9%
55 East 52nd Street, New York, NY 10055
Vanguard Group Inc.	13,495,913	(5)	9.7%
100 Vanguard Blvd., Malvern, PA 19355
Artisan Partners Limited Partnership	9,505,768	(6)	6.8%
875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202
Helen I. Torley	2,135,707	(7)	1.5%
Elaine D. Sun	64,315	(8)	*
Michael J. LaBarre	476,227	(9)	*
Masaru Matsuda	150,753	(10)	*
Jean-Pierre Bizzari	52,544		*
Bernadette Connaughton	32,013		*
James M. Daly	26,232		*
Jeffrey W. Henderson	52,839		*
Connie L. Matsui	181,983		*
Matthew L. Posard	128,983		*
Moni Miyashita	—		*
Directors and current executive officers as a group (11 persons)	3,176,296		2.3%
________________
*    Less than 1%.
(1)Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise noted, the address for each beneficial owner is: c/o Halozyme Therapeutics, Inc., 11388 Sorrento Valley Road, San Diego, CA 92121.
(2)Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants and vesting of stock awards.
(3)Calculated on the basis of 137,772,750 shares of common stock outstanding as of March 7, 2022, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 7, 2022 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.
(4)Based on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 28, 2022. BlackRock, Inc. beneficially owned 19,439,863 shares, with sole voting power over 19,026,859 shares and sole dispositive power over

19,439,863 shares and shared voting and dispositive power over 0 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries.
(5)Based on Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2022. The Vanguard Group beneficially owned 13,495,913 shares, with sole voting power over 0 shares, shared voting power over 262,161 shares, sole dispositive power over 13,105,630 shares and shared dispositive power over 390,283 shares, which shares are reported by The Vanguard Group as in its own capacity and on behalf of its subsidiaries.
(6)Based on Schedule 13G/A filed by Artisan Partners Limited Partnership (and affiliated companies pursuant to a joint filing agreement) with the SEC on February 4, 2022. Artisan beneficially owned 9,505,768 shares, with shared voting power over 7,886,482 shares and shared dispositive power over 9,505,768 shares and sole voting and dispositive power over 0 shares.
(7)Includes 1,548,530 shares subject to options that may be exercised within 60 days after March 7, 2022.
(8)Includes 50,297 shares subject to options that may be exercised within 60 days after March 7, 2022.
(9)Includes 303,090 shares subject to options that may be exercised within 60 days after March 7, 2022.
(10)Includes 129,410 shares subject to options that may be exercised within 60 days after March 7, 2022.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholder proposals may be included in our proxy materials for an Annual Meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2023 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than November 25, 2022.
Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2023 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than November 25, 2022, in accordance with the specific procedural requirements in our Bylaws. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the proposal at our 2023 Annual Meeting.
TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2022 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS
We may satisfy SEC’s rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.
We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our Secretary at 11388 Sorrento Valley Road, San Diego, California 92121, or by telephone at (858) 794-8889. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.
By order of the Board of Directors,
Mark Snyder
Senior Vice President, General Counsel,
and Corporate Secretary
March 25, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

PROXY
HALOZYME THERAPEUTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2022

www.virtualshareholdermeeting.com/HALO2022
The undersigned hereby appoints Helen I. Torley and Mark Snyder, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Halozyme Therapeutics, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held online on Thursday, May 5, 2022, at 8:00 a.m. Pacific Time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, these shares will be voted in accordance with the recommendations of the Board of Directors.
YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

(Continued and to be signed on reverse side.)

HALOZYME THERAPEUTICS, INC. 11388 SORRENTO VALLEY ROAD SAN DIEGO, CA 92121	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1	Election of Class III Directors
	Nominees			For	Against	Abstain
1A Jeffrey W. Henderson				☐	☐	☐
1B Connie L. Matsui				☐	☐	☐
1C Helen I. Torley				☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain
2			To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

3			To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date